
                                                                     EXHIBIT 4.3




               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT
                          dated as of October 29, 1997

                                     among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                       NATIONAL CAR RENTAL SYSTEM, INC.,
                            as Lessee and Servicer,

                            ALAMO RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            VALUE RENT-A-CAR, INC.,
                             as Lessee and Servicer

                            SPIRIT RENT-A-CAR, INC.,
                             as Lessee and Servicer

                     and those subsidiaries and affiliates
                          of Republic Industries, Inc.
                               from time to time
                    becoming Lessees and Servicers hereunder

                                      and

                           REPUBLIC INDUSTRIES, INC.,
                        as Guarantor and Master Servicer

AS SET FORTH IN SECTION 21 HEREOF, THE LESSOR HAS ASSIGNED TO THE TRUSTEE (AS
DEFINED HEREIN) ALL OF THE LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS
LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH
TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE
JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE
TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED





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                               TABLE OF CONTENTS
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
SECTION 1.  CERTAIN DEFINITIONS.............................................................................2
            Section 1.1.  Certain Definitions...............................................................2
            Section 1.2.  Accounting and Financial Determinations...........................................2
            Section 1.3.  Cross References; Headings........................................................2
            Section 1.4.  Interpretation....................................................................3

SECTION 2.  GENERAL AGREEMENT...............................................................................3
            Section 2.1.  Leasing of Vehicles...............................................................4
            Section 2.2.  Right of Lessee to Act as Lessor's Agent; Titling of
            Series 1997 Vehicles in the Name of Nominees....................................................6
            Section 2.3.  Payment of Purchase Price by Lessor, Certain Additional
            Payments to the Servicer........................................................................6
            Section 2.4.  Non-liability of Lessor...........................................................7

SECTION 3.  TERM  ..........................................................................................8
            Section 3.1.  Vehicle Lease Commencement Date...................................................8
            Section 3.2.  Lease Commencement Date...........................................................9

SECTION 4.  CONDITIONS PRECEDENT............................................................................9
            Section 4.1.  Conditions to Effectiveness of this Lease.........................................9
            Section 4.2.  Conditions to Each Lease of Vehicles.............................................11
            Section 4.3.  Additional Conditions to Leases of
            Refinanced Vehicles............................................................................13

SECTION 5.  RENT AND CHARGES...............................................................................14
            Section 5.1.  Payment of Rent..................................................................14
            Section 5.2.  Payment of Monthly Supplemental Payments and
            Additional Synthetic Lease Payments............................................................14
            Section 5.3.  Payment of Termination Payments and Casualty
            Payments.......................................................................................14
            Section 5.4.  Late Payment.....................................................................14
            Section 5.5.  Making of Payments...............................................................14

SECTION 6.  RESERVED.......................................................................................15

SECTION 7.  CASUALTY AND INELIGIBLE VEHICLES...............................................................15

SECTION 8.  VEHICLE USE....................................................................................15

                               TABLE OF CONTENTS
                                  (continued)

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
SECTION 9.      REGISTRATION; LICENSE; TRAFFIC SUMMONSES;
             PENALTIES AND FINES............................................................................16

SECTION 10.  MAINTENANCE AND REPAIRS........................................................................17

SECTION 11.  MANUFACTURER WARRANTIES........................................................................18

SECTION 12.  VEHICLE RETURN GUIDELINES......................................................................18
             Section 12.1.  Vehicle Turn-in Condition.......................................................18
             Section 12.2.  Disposition Procedure...........................................................18
             Section 12.3.  Termination Payments............................................................18

SECTION 13.  [RESERVED].....................................................................................19

SECTION 14.  REDESIGNATION OF VEHICLES......................................................................19

SECTION 15.  GENERAL INDEMNITY AND PAYMENT OF EXPENSES......................................................20
             Section 15.1.  Indemnity and Payment of Expenses by the Lessees................................20
             Section 15.2.  Indemnification of the Trustee..................................................22
             Section 15.3.  Reimbursement Obligation by the Lessees.........................................22
             Section 15.4.  Notice to Lessee of Claims......................................................22
             Section 15.5.  Defense of Claims...............................................................23

SECTION 16.  SUCCESSORS AND ASSIGNS; ASSIGNMENT.............................................................23

SECTION 17.  DEFAULT AND REMEDIES THEREFOR..................................................................24
             Section 17.1.  Events of Default...............................................................24
             Section 17.2.  Effect of Lease Event of Default; Series 1997-1 Limited
             Liquidation Event of Default or Liquidation Event of Default25...................................
             Section 17.3.  Rights of Lessor and Trustee Upon Lease Event of
             Default, Liquidation Event of Default or Series 1997 Limited
             Liquidation Event of Default...................................................................26
             Section 17.4.  Measure of Damages..............................................................29
             Section 17.5.  Application of Proceeds.........................................................29

SECTION 18.  MANUFACTURER EVENTS OF DEFAULT; LESSEE PARTIAL
             WIND-DOWN EVENTS...............................................................................29

SECTION 19.  CERTIFICATION OF TRADE OR BUSINESS USE.........................................................30

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                               TABLE OF CONTENTS
                                  (continued)

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
SECTION 20.  SURVIVAL.......................................................................................30

SECTION 21.  RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL
             AGENT AND TRUSTEE..............................................................................30

SECTION 22.  MODIFICATION AND SEVERABILITY..................................................................32

SECTION 23.  CERTAIN REPRESENTATIONS AND WARRANTIES.........................................................33
             Section 23.1.  Organization; Power; Qualification..............................................33
             Section 23.2.  Authorization; Enforceability...................................................33
             Section 23.3.  Compliance......................................................................33
             Section 23.4.  Financial Information; Financial Condition......................................34
             Section 23.5.  Litigation......................................................................34
             Section 23.6.  Liens...........................................................................34
             Section 23.7.  Employee Benefit Plans..........................................................34
             Section 23.8.  Securities Laws.................................................................35
             Section 23.9.  Regulations G, T, U and X.......................................................35
             Section 23.10.  Business Locations; Trade Names................................................35
             Section 23.11.  Taxes..........................................................................35
             Section 23.12.  Governmental Authorizations....................................................35
             Section 23.13.  Absence of Default.............................................................35
             Section 23.14.  Compliance with Requirements of Law............................................36
             Section 23.15.  Eligible Vehicles; Fleet Sharing Parties.......................................36
             Section 23.16.  Title to Assets................................................................36
             Section 23.17.  Accuracy of Information........................................................36
             Section 23.18.  Environmental Matters..........................................................36
             Section 23.19.  Burdensome Provisions..........................................................37
             Section 23.20.  Solvency.......................................................................37
             Section 23.21.  Ownership......................................................................37
             Section 23.22.  Necessary Actions..............................................................37
             Section 23.23.  Supplemental Documents True and Correct........................................37
             Section 23.24.  Initial Vehicles...............................................................38

SECTION 24.  CERTAIN AFFIRMATIVE COVENANTS..................................................................38
             Section 24.1.  Corporate Existence; Foreign Qualification......................................38
             Section 24.2.  Books, Records and Inspections..................................................38
             Section 24.3.  Maintenance of Properties.......................................................39
             Section 24.4.  Accounting Methods; Financial Records...........................................39
             Section 24.5.  Insurance.......................................................................39
             Section 24.6.  Manufacturer Programs...........................................................40
             Section 24.7.  Reporting Requirements..........................................................40
             Section 24.8.  Taxes and Liabilities...........................................................44

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                               TABLE OF CONTENTS
                                  (continued)

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
             Section 24.9.   Maintenance of the Vehicles....................................................44
             Section 24.10.  Maintenance of Separate Existence..............................................44
             Section 24.11.  Maintenance of Enhancement.....................................................44
             Section 24.12.  Repurchase Payments; Sales Proceeds............................................44
             Section 24.13.  Certificates of Title: Verification of Titles..................................45
             Section 24.14.  Master Collateral Agency Agreement.............................................45
             Section 24.15.  Compliance with Laws...........................................................46
             Section 24.16.  Delivery of Information........................................................46
             Section 24.17.  Restrictions...................................................................46
             Section 24.18.  Deliveries: Further Assurances.................................................46
             Section 24.19.  Additional Actions.............................................................46
             Section 24.20.  Fleet Sharing Agreements.......................................................47
             Section 24.21.  Minimum Depreciation Rate......................................................47

SECTION 25.  CERTAIN NEGATIVE COVENANTS.....................................................................47
             Section 25.1.  Mergers, Consolidations.........................................................47
             Section 25.2.  Regulations G, T, U and X.......................................................47
             Section 25.3.  Liens...........................................................................48
             Section 25.4.  Use of Vehicles.................................................................48
             Section 25.5.  Change of Location or Name......................................................48

SECTION 26.  SERVICING COMPENSATION; DELEGATION OF SERVICING
             DUTIES.........................................................................................48
             Section 26.1...................................................................................48
             Section 26.2...................................................................................48
             Section 26.3...................................................................................49

SECTION 27.  RELEASE OF COLLATERAL..........................................................................49

SECTION 28.  GUARANTY.......................................................................................50
             Section 28.1.  Guaranty........................................................................50
             Section 28.2.  Scope of Guarantor's Liability..................................................50
             Section 28.3.  Lessor's Right to Amend this Lease..............................................51
             Section 28.4.  Waiver of Certain Rights by Guarantor...........................................51
             Section 28.5.  Lessees' Obligations to Guarantor and Guarantor's
             Obligations to Lessees Subordinated............................................................52
             Section 28.6.  Guarantor to Pay Lessor's Expenses..............................................53
             Section 28.7.  Reinstatement...................................................................53
             Section 28.8.  Pari Passu Indebtedness.........................................................54
             Section 28.9.  Third-Party Beneficiaries.......................................................54

                               TABLE OF CONTENTS
                                  (continued)


SECTION 29.  ADDITIONAL LESSEES.............................................................................54
             Section  29.1.  Additional Affiliate and Subsidiary Lessees....................................54

SECTION 30.  BANKRUPTCY PETITION AGAINST LESSOR.............................................................55

SECTION 31.  FORUM SELECTION AND CONSENT TO JURISDICTION....................................................56

SECTION 32.  GOVERNING LAW..................................................................................56

SECTION 33.  JURY TRIAL.....................................................................................56

SECTION 34.  NOTICES........................................................................................57

SECTION 35.  HEADINGS.......................................................................................57

SECTION 36.  EXECUTION IN COUNTERPARTS......................................................................57



                                    EXHIBITS

ANNEX A    -   Operating Lease Annex
ANNEX B    -   Financing Lease Annex
ANNEX C    -   Synthetic Lease Annex

SCHEDULE 23.10 -   Business Locations

ATTACHMENT A-1     -Information on Refinanced Vehicles and Eligible Receivables
ATTACHMENT A-2     -Vehicle Order
ATTACHMENT B       -Form of Power of Attorney
ATTACHMENT C       -Form of Certification of Trade or Business Use
ATTACHMENT D       -Form of Affiliate Joinder in Lease

EXHIBIT A   -   Form of Monthly Certificate
EXHIBIT B   -   Form of Series 1997-1 Lease Payment Deficit Notice

COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART
CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE
SIGNATURE PAGE THEREOF.

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT


         This Master Motor Vehicle Lease and Servicing Agreement (the "Base Lease" and, as supplemented by the Lease Annexes, this "Lease" or the "Series 1997 Lease"), dated as of October 29, 1997, is by and among NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP, a special purpose Delaware limited partnership (the "Lessor" or "NFLP"), NATIONAL CAR RENTAL SYSTEM, INC., a Delaware corporation ("National"), as a lessee and a servicer, ALAMO RENT-A-CAR, INC., a Florida corporation ("Alamo"), as a lessee and a servicer, VALUE RENT-A-CAR, INC., a Florida corporation ("Value"), as a lessee and a servicer, SPIRIT RENT-A-CAR, INC., an Ohio corporation ("Spirit"), as a lessee and a servicer, and those subsidiaries of Republic Industries, Inc. from time to time becoming Lessees hereunder pursuant to Section 29 hereof (each, an "Additional Lessee"), as a lessee and a servicer (each of National, Alamo, Value and Spirit, and each of the Additional Lessees, in their respective capacities as lessees, a "Lessee" and, collectively, the "Lessees", and, in their respective capacities as servicers, a "Servicer" and, collectively, the "Servicers") and REPUBLIC INDUSTRIES, INC. a Delaware corporation ("Republic"), as master servicer (in such capacity, the "Master Servicer") and as guarantor (in such capacity, the "Guarantor").

                              W I T N E S S E T H:

         WHEREAS, the Lessor (such capitalized term, together with each other capitalized term used herein, shall have the meaning assigned thereto in Section
1) intends to refinance the Refinanced Vehicles and certain Eligible Receivables and to purchase, and finance and refinance the purchase of, additional Eligible Vehicles and Eligible Receivables with the proceeds obtained by the issuance of its Series 1997-1 Notes, Series 1997-2 Notes, Series 1997-3 Notes and Series 1997-4 Notes (collectively, the "Series 1997 Variable Funding Notes") (and, if any, other Shared Collateral Series Notes) issued pursuant to the Indenture and the borrowing of Advances from time to time and with certain other funds; and

         WHEREAS, the Lessor desires to lease to the Lessees and the Lessees desire to lease from the Lessor, Vehicles for use in the domestic daily rental car operations of the Lessees and their Fleet Sharing Parties;

         WHEREAS, the Lessees desire to refinance the Refinanced Vehicles and certain Eligible Receivables and finance and refinance the acquisition of the Financed Vehicles and Synthetic Lease Vehicles and the Lessor desires to facilitate such financing and refinancing.

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1.  CERTAIN DEFINITIONS.

         Section 1.1. Certain Definitions. As used in this Lease and unless the context requires a different meaning, capitalized terms not otherwise defined herein or in the Annexes hereto shall have the meanings assigned to such terms in the Definitions List, attached as Schedule 1 to the Base Indenture, dated as of April 30, 1996, as amended by the Supplement and Amendment to Base Indenture, dated as of December 20, 1996, and as such agreement may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between NFLP and The Bank of New York, as trustee, as in effect on the date hereof and as such Schedule 1 has been, for purposes of the Series 1997 Variable Funding Notes, supplemented by the applicable Series 1997 Variable Funding Supplements and may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

         Section 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Lease, such determination or calculation shall, to the extent applicable, be made in accordance with GAAP applied on a Consistent Basis except insofar as:

                  (a) a Lessee or the Guarantor shall have elected (with the concurrence of its independent public accountants and upon prior written notification to the Lessor and the Trustee) to adopt more recently promulgated GAAP (which election shall continue to be effective for subsequent years); and

                  (b) the Trustee and the Required VFN Noteholders shall have consented to such election.

         Upon a change in GAAP which becomes effective after the VFN Closing Date and which would have a material effect on a Lessee's or the Guarantor's consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the application or effect of the terms of this Lease, such change shall not be given effect for purposes hereof until sixty
(60) days from the otherwise effective date of such change. Prior to such effectiveness, the Trustee, the Lessor, the Guarantor and the Lessees shall in good faith negotiate to amend the pertinent provisions of this Lease to account for such change to the extent appropriate to effect the substance thereof as of the VFN Closing Date. If such an amendment is not entered into with respect to any such change, such change shall not be given effect for purposes hereof.

         Section 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Lease shall refer to this Lease as a whole and not to any particular provision of this Lease. Annex, Section, Schedule and Exhibit references contained in this Lease are references to Annexes, Sections, Schedules and Exhibits in or to this Lease unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Lease are inserted for convenience only and shall not affect the meaning or interpretation of this Lease or any provision hereof.

         Section 1.4. Interpretation. In this Lease, unless the context otherwise requires:

                  (a) the singular includes the plural and vice versa;

                  (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Lease, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                  (c) reference to any gender includes the other gender;

                  (d) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                  (e) "including" (and, with correlative meaning, "include") means including without limiting the generality of any description preceding such term;

                  (f) "or" is not exclusive;

                  (g) provisions apply to successive events and transactions;

                  (h) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (i) reference to a "Vehicle" or "Vehicles" means a Series 1997 Vehicle or Series 1997 Vehicles, respectively.

         SECTION 2. GENERAL AGREEMENT. (a) As specified in the Lease Annexes, the Lessees and the Lessor intend that this Lease be (i) an operating lease with respect to the Acquired Vehicles, (ii) a financing arrangement with respect to the Financed Vehicles and (iii) a lease for accounting purposes and a financing arrangement for tax purposes with respect to the Synthetic Lease Vehicles.

         (b) If, notwithstanding the intent of the parties to this Lease, this Lease is deemed by any court, tribunal, arbitrator or other adjudicative authority in any proceeding (each, a "Court") to constitute a financing arrangement or otherwise not to constitute a "true lease" with respect to the Acquired Vehicles, then it is the intention of the parties that this Lease together with the Master

Collateral Agency Agreement, as such agreements apply to the Acquired Vehicles, shall constitute a security agreement under applicable law. It is also the intention of the parties that this Lease together with the Master Collateral Agency Agreement, as such agreements apply to the Financed Vehicles and the Synthetic Lease Vehicles, shall in all events constitute a security agreement under applicable law. Each Lessee hereby acknowledges that it has granted to the Master Collateral Agent, pursuant to the Master Collateral Agency Agreement, for the benefit of the Trustee (on behalf of the Series 1997 Variable Funding Noteholders) and the Other VFN Beneficiaries a first priority security interest in all of such Lessee's right, title and interest in and to the Lessee Grantor Master Collateral (as defined therein) as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the obligations and liabilities of the Lessee to the Lessor and the Trustee, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including interest accruing after the Lease Expiration Date and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding), which may arise under, out of, or in connection with, this Lease and any other document made, delivered or given by such Lessee in connection herewith, whether on account of rent, principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees and disbursements of counsel to the Lessor or the Trustee that are required to be paid by the Lessee pursuant to the terms hereof).

         Section 2.1. Leasing of Vehicles. (a) General. From time to time, subject to the terms and conditions hereof, the Lessor agrees to lease to each Lessee and each Lessee agrees to lease from the Lessor the Refinanced Vehicles and each additional Acquired Vehicle, Financed Vehicle or Synthetic Lease Vehicle identified in Vehicle Orders (as defined below) produced from time to time by such Lessee, listing Vehicles ordered by the Lessee from Eligible Manufacturers, dealers or other sellers, for itself or as agent for the Lessor, pursuant to the terms of any applicable Manufacturer Programs or otherwise. The Lessor shall, subject to Section 4 and in compliance with the terms of the Indenture, make available to the Lessee under this Lease, financing for Financed Vehicles, Synthetic Lease Vehicles and Eligible Receivables in an aggregate amount, and Acquired Vehicles for lease to the Lessee hereunder in an aggregate Net Book Value, which collectively shall not exceed the Maximum Lease Commitment. Notwithstanding anything to the contrary contained in this Lease, the Lessor shall lease to the Lessees, and the Lessees shall lease from the Lessor, only Vehicles that are Eligible Vehicles.

         (b) Refinanced Vehicles and Eligible Receivables. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to refinance Refinanced Vehicles and Eligible Receivables under this Lease shall prepare, and upon request of the Lessor, make available to the Lessor, a schedule as set forth in Attachment A-1 hereto containing information concerning the Refinanced Vehicles of such Lessee and the Eligible Receivables to be refinanced under this Lease on the applicable Vehicle Funding Date (each such schedule, a "Refinanced Vehicle Schedule").

         (c) Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Program Vehicles (other than Refinanced Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each additional Program Vehicle to be leased hereunder by such Lessee (including, in the case of each such Program Vehicle subject to GM's "Matrix" Manufacturer Program, the Designated Period for such Program Vehicle) and the Capitalized Cost thereof, (ii) a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment A-2 hereto, or in such form as is otherwise requested by the Lessor (each, a "Vehicle Order") and (iii) the Manufacturer's invoice. In addition, the applicable Lessee shall provide such other information regarding such Program Vehicles as the Lessor may reasonably require from time to time. Each Lessee agrees that any Program Vehicles ordered by such Lessee on behalf of the Lessor pursuant to this Section 2.1(c) shall be ordered utilizing the procedures consistent with the applicable Manufacturer Program, in each case as and to the extent applicable. This Lease, together with the Manufacturer Programs and any other related documents attached to this Lease or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Program Vehicles by the Lessor to the Lessees.

         (d) Non-Program Vehicles. On or prior to the applicable Vehicle Funding Date, each Lessee desiring to lease Non-Program Vehicles (other than Refinanced Vehicles or Auction Acquired Vehicles) under this Lease shall prepare and, upon request of the Lessor, make available to the Lessor (i) a summary of each additional Non-Program Vehicle to be leased hereunder by such Lessee and the Capitalized Cost thereof, (ii) a Vehicle Order for such NonProgram Vehicles and
(iii) an invoice for the Capitalized Cost of such Non-Program Vehicles. In addition, the applicable Lessee shall provide such other information regarding such NonProgram Vehicles as the Lessor may reasonably require from time to time. This Lease, together with any Supplemental Documents related to or submitted with a Vehicle Order will constitute the entire agreement regarding the leasing of Non-Program Vehicles by the Lessor to the Lessees.

         (e) Auction Acquired Vehicles. Either concurrently with the execution and delivery of this Lease or after the date of this Lease on or prior to the applicable Vehicle Funding Date, any Lessee may request that the Lessor purchase, or finance the Lessee's purchase of, a NonProgram Vehicle from a licensed independent automobile dealer, through an auction or pursuant to another vehicle sale (an "Auction Acquired Vehicle") for a purchase price equal to the Capitalized Cost of such Auction Acquired Vehicle, in which event such Lessee shall, immediately upon the consummation of such sale, lease such Auction Acquired Vehicle from the Lessor pursuant to this Lease (each such transaction is referred to as an "Auction Sale Transaction"). In connection with each Auction Sale Transaction, to evidence the conveyance of the Auction Acquired Vehicles from the applicable dealer to the Lessor (in the case of Acquired Vehicles) or the applicable Lessee (in the case of Financed Vehicles and Synthetic Lease Vehicles), the applicable Lessee shall have obtained the original Certificate of Title for each

Auction Acquired Vehicle and shall prepare or obtain and, upon request of the Lessor, make available to the Lessor, the following:

                  (i) a Vehicle Order with respect to all Auction Acquired Vehicles covered by such Auction Sale Transaction; and

                  (ii) a bill of sale or other instrument of transfer customarily used in the wholesale motor vehicle resale market (each, an "Auction Bill of Sale"), conveying title to the Auction Acquired Vehicles, and copies of any certificate given by the related auction house regarding the absence of liens and/or the ownership of each such Auction Acquired Vehicle.


After any purchase of Auction Acquired Vehicles by the Lessor or a Lessee under this Section 2.1(e), such Vehicles will be subject to all the terms and conditions of this Agreement. Promptly following such Auction Sale Transaction, the applicable Lessee shall complete and deliver an application to retitle such Auction Acquired Vehicle in the name of the Lessor (in the case of Acquired Vehicles or Company Vehicles) or such Lessee (in the case of Financed Vehicles and Synthetic Lease Vehicles) and to have noted thereon the Master Collateral Agent's security interest in such Auction Acquired Vehicle pursuant to the Master Collateral Agency Agreement.

         Section 2.2. Right of Lessee to Act as Lessor's Agent; Titling of Series 1997 Vehicles in the Name of Nominees. (a) The Lessor agrees that each Lessee may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, conducting pre-delivery inspection, titling and liening of Series 1997 Vehicles, filing claims on behalf of the Lessor for damage in transit, and other delivery claims related to the Vehicles leased by such Lessee hereunder, facilitating payment for Vehicles leased by such Lessee hereunder and performing any other duties of the Lessee as a Servicer hereunder; provided, however, that the Lessor may hold the applicable Lessee liable for losses due to such Lessee's actions in performing as the Lessor's agent hereunder. In addition, the Lessor agrees that each Lessee may make arrangements for delivery of Vehicles leased by such Lessee hereunder to a location selected by the Lessee at the Lessee's expense to the extent that any such expense has not been included in the Capitalized Cost of such Vehicle. A Lessee may accept or reject Eligible Vehicles upon delivery in accordance with the Lessee's customary business practices, and any Eligible Vehicle, if rejected, will be deemed a Casualty hereunder to the extent the Lessor has paid the Capitalized Cost thereof to the Manufacturer, dealer or other seller thereof or to the applicable Lessee. The relevant Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Eligible Vehicle to the Manufacturer, dealer or other seller thereof pursuant to the preceding sentence.

         (b) Notwithstanding any provision in this Lease to the contrary, any Series 1997 Vehicle titled in the name of a nominee for the Lessor or any Lessee pursuant to a vehicle title nominee agreement with respect to which the Lessor or such Lessee has received Rating Agency Confirmation shall nonetheless be deemed for purposes of this Lease to be titled in the name of the Lessor or such Lessee, as the case may be.

         Section 2.3. Payment of Purchase Price by Lessor, Certain Additional Payments to the Servicer. (a) Refinanced Vehicles and Eligible Receivables on Lease Commencement Date. With respect to the Refinanced Vehicles of National, Alamo, Value and Spirit being refinanced on the Lease Commencement Date, subject to satisfaction of the requirements of Section 4, the Lessor shall, on the Lease Commencement Date, (i) pay to the party specified in the National Payoff Letter an amount equal to (x) the aggregate Net Book Value as of the LeaseCommencement Date of the Refinanced Vehicles with respect to which National is the Lessee and
(y) the face amount of the Eligible Receivables being refinanced by National on the Lease Commencement Date, (ii) pay to the party specified in the Alamo Payoff Letter an amount equal to (x) the aggregate Net Book Value as of the Lease Commencement Date of the portion of the Refinanced Vehicles with respect to which Alamo is the Lessee and (y) the face amount of the Eligible Receivables being refinanced by Alamo on the Lease Commencement Date, (iii) pay to the party specified in the Value Payoff Letter an amount equal to (x) the aggregate Net Book Value as of the Lease Commencement Date of the portion of the Refinanced Vehicles with respect to which Value is the Lessee and (y) the face amount of the Eligible Receivables being refinanced by Value on the Lease Commencement Date and (iv) pay to the party specified in the Spirit Payoff Letter an amount equal to (x) the aggregate Net Book Value as of the Lease Commencement Date of the portion of the Refinanced Vehicles with respect to which Spirit is the Lessee and (y) the face amount of the Eligible Receivables being refinanced by Spirit on the Lease Commencement Date.

         (b) Refinanced Vehicles and Eligible Receivables. On any Vehicle Funding Date on which a Lessee (including any Additional Lessee) desires to refinance Refinanced Vehicles and related Eligible Receivables, the Lessor shall, subject to satisfaction of the requirements of Section 4, on the related Vehicle Funding Date, pay to or as directed by such Lessee an amount equal to
(x) the aggregate Net Book Value as of such Vehicle Funding Date of such Refinanced Vehicles and (y) the face amount of the Eligible Receivables being refinanced by such Lessee on the related Vehicle Funding Date.

         (c) Vehicles Other than Refinanced Vehicles. Upon satisfaction of the requirements of Section 2.1 in respect of any Vehicle, then on or prior to the proposed Vehicle Funding Date for such Vehicle, but not more than five Business Days prior to such proposed Vehicle Funding Date, the Lessor or its agent shall, subject to satisfaction of the requirements of Section 4, pay or cause to be paid the Capitalized Cost of such Vehicle to the Manufacturer, dealer or other seller of such Vehicle or reimburse or cause to be reimbursed the applicable Lessee for funds expended by such Lessee to purchase such Vehicle. Such payment shall be made in accordance with the payment terms of such Manufacturer, dealer or other seller, as applicable. The Master Servicer or the applicable Lessee, as agent of the Lessor, shall be authorized to transfer funds of the

Lessor (but not funds in any account in which the Trustee has a Lien or other interest) representing the amount payable by the Lessor in accordance with the foregoing by check, wire transfer or other electronic funds transfer to the Manufacturer, dealer or other seller of such Vehicle or to reimburse the applicable Lessee for funds expended by such Lessee to purchase such Vehicle. The Lessee leasing such Vehicle shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle to the extent that the same have not been included within the Capitalized Cost.

         (d) Excluded Payments. All amounts paid by the Manufacturer, dealer or other seller on account of vehicle preparation services or work covered by warranty performed by a Servicer with respect to Vehicles acquired or financed pursuant to this Lease or as incentive payments shall inure to the benefit of such Servicer and, to the extent any such payments are received by the Lessor, the Trustee or the Master Collateral Agent, shall promptly be paid over to such Servicer.

         Section 2.4. Non-liability of Lessor. The Lessor shall not be liable to any Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND ANY LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER, AN AGENT OF THE MANUFACTURER OR OTHERWISE ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT, EXPRESS OR IMPLIED, WITH RESPECT TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, CAPABILITY, WORKMANSHIP, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY WARRANTY THAT THE LEASED VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO AND AS BETWEEN THE LESSOR AND THE LESSEE, THE APPLICABLE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. EACH LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY LEASED VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, EACH LESSEE LEASES THE LEASED VEHICLES "AS IS." The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Lease, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCE, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED, WHETHER RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, OR OTHERWISE, AND THERE SHALL BE NO ABATEMENT OF RENT BECAUSE OF THE SAME.

         SECTION 3.  TERM.

         Section 3.1. Vehicle Lease Commencement Date. The "Vehicle Lease Commencement Date" shall mean, (i) for each Vehicle in the Initial Fleet as of the VFN Closing Date, the VFN Closing Date, or with respect to each Vehicle in the Initial Fleet of an Additional Lessee, the Additional Lessee Closing Date, or with respect to each Vehicle included in the Initial Fleet of a Lessee pursuant to a Fleet Purchase Transaction, the Vehicle Funding Date for such Vehicle, and (ii) for each other Vehicle, including Refinanced Vehicles other than the Initial Fleet, the date referenced in the Vehicle Order or Refinanced Vehicle Schedule, as applicable, with respect to such Vehicle, which in no event shall be later than the date that funds are expended by the Lessor to acquire, finance or refinance the acquisition of such Vehicle (the "Vehicle Funding Date" for such Vehicle). A vehicle shall be deemed hereunder to be a Vehicle leased under this Lease on each day during the period (the "Vehicle Term") from and including the Vehicle Lease Commencement Date for such Vehicle to but excluding the Vehicle Lease Expiration Date for such Vehicle.

         Section 3.2. Lease Commencement Date. The "Lease Commencement Date" shall mean the VFN Closing Date. The "Lease Expiration Date" shall mean the later of (i) the date of the final payment in full of the last Series 1997 Variable Funding Note outstanding and, if any, all other Shared Collateral Series Notes, and all outstanding Carrying Charges, following the termination of the agreement of the Series 1997 Variable Funding Noteholders to make Advances and the ability of the Trustee to make available to the Lessor proceeds from the VFN Collection Accounts pursuant to the Series 1997 Variable Funding Supplements, and (ii) the Vehicle Lease Expiration Date for the last Vehicle subject to lease by the Lessee hereunder. The "Term" of this Lease shall mean the period commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

         SECTION 4.  CONDITIONS PRECEDENT.

         Section 4.1. Conditions to Effectiveness of this Lease. It shall be a condition precedent to the leasing of any Vehicles under this Lease that this Lease shall have become effective in accordance with this Section 4.1. This Lease shall become effective on the Lease Commencement Date, subject to the satisfaction of the following conditions:

                  (a) All conditions to the effectiveness of the Series 1997 Variable Funding Supplements and the issuance of the Series 1997 Variable Funding Notes thereunder and the Second Amended and Restated Master Collateral Agreement shall have been satisfied in all respects; and

                  (b) The prior or concurrent delivery by the Lessees to the Lessor, the Master Collateral Agent and the Trustee of each of the following documents (in form and substance satisfactory to the Lessor, the Master Collateral Agent and the Trustee):

                           (i) Resolutions. Copies of resolutions of the Board of Directors of the Guarantor and each Lessee authorizing or ratifying the execution, delivery and performance of this Lease and the other Related Documents to which it is party and capacity as Guarantor, Lessee or as Servicer or otherwise, with respect to this Lease and such other Related Documents, duly certified by the Secretary or an Assistant Secretary thereof;

                           (ii) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Lease and the other Related Documents to which the Guarantor or any Lessee is party;

                           (iii) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of the Guarantor and each authorized to sign this Lease and the other Related Documents signature of each such individual (the Lessor, the Master Collateral Agent and the Trustee may conclusively rely on each uch certificate until formally advised by a like certificate of any changes therein);

                           (iv) Opinions of Counsel. The favorable opinions of Mayer, Brown & Platt, special New York counsel for the Lessees and the Guarantor, and Tripp, Scott, Conklin & Smith, counsel to the Lessees and the Guarantor, in each case addressed to the Lessor, the Trustee, the Master Collateral Agent, the Series 1997-1 Support Letter of Credit Providers, the initial Series 1997 Variable Funding Noteholders and the Rating Agencies and satisfactory in form and substance to the addressees thereof;

                           (v) Good Standing Certificates. Certificates of good standing for the Guarantor and each Lessee in the jurisdiction of its organization and the jurisdiction of its principal place of business;

                           (vi) Search Reports. A written search report from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee, listing all effective financing statements that name any Lessee as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to subsection (vii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor, the Master Collateral Agent and the Trustee showing no evidence of such liens filed against any Lessee and covering any Series 1997 VFN Collateral (other than in connection with any Related Documents);

                           (vii) Financing Statements. Executed, proper financing statements on Form UCC-1 with respect to each Lessee, (i) naming the Lessee as debtor and the Master Collateral Agent as secured party, or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Lessor, the Master Collateral Agent or the Trustee, desirable under the UCC of all applicable jurisdictions to perfect the Master Collateral Agent's interest in the Master Collateral with respect to which the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) is designated as the Beneficiary and (ii) naming the Lessee as debtor, the Lessor as secured party and the Master Collateral Agent as assignee, as may be necessary or desirable under the UCC of all applicable jurisdictions to perfect the security interest of the Lessor hereunder and the assignment of the same to the Master Collateral Agent;

                           (viii) Series 1997 Variable Funding Supplements. An
                  executed copy of each Series 1997 Variable Funding Supplement;

                           (ix)   Indenture.  An executed copy of the Indenture;

                           (x) Master Collateral Agreement. An executed copy of the Second Amended and Restated Master Collateral Agency Agreement;

                           (xi) Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer of Program Vehicles (including Refinanced Vehicles) which will be leased under this Lease on the VFN Closing Date;

                           (xii) Certified Copy of Manufacturer Program. A copy of each Manufacturer Program (and, to the extent required by a Rating Agency, an opinion of counsel to such Manufacturer or Officer's Certificate on behalf of such Manufacturer as to the enforceability thereof in form satisfactory to the Trustee and the Lessor and addressed to the Master Collateral Agent) relating to Program Vehicles which will be leased hereunder on the VFN Closing Date and, from each Lessee, an Officer's Certificate, dated as of the VFN Closing Date, and duly executed by an Authorized Officer of such Lessee, certifying that each such copy is true, correct and complete as of the VFN Closing Date; and

                           (xiii) Other. Such other documents as the Master
                  Collateral Agent, the Trustee or the Lessor may reasonably request.

         Section 4.2. Conditions to Each Lease of Vehicles. The agreement of the Lessor to make available any Acquired Vehicle for lease to a Lessee, to make available financing for the acquisition or refinancing of any Financed Vehicle or Synthetic Lease Vehicle for lease to a Lessee as described in a Vehicle Order, or to make available funding for the financing or refinancing of Refinanced Vehicles and Eligible Receivables, is subject to the terms and conditions of the Indenture and the following conditions precedent as of the Vehicle Funding Date for such Vehicle and each Lessee hereby agrees that each delivery of a Master Servicer direction to the Trustee pursuant to a Series 1997 Variable Funding Supplement requesting the Trustee to make available to the Lessor funds for the making of Series 1997 Lease Advances or the acceptance of proceeds of Series 1997 Lease Advances in respect of any applicable Vehicle Orders or Refinanced Vehicle Schedules shall be deemed hereunder to constitute a representation and warranty by it, to and in favor of the Lessor and the Trustee, that all the conditions precedent to the acquisition and leasing of the Vehicles and Eligible Receivables identified in such Vehicle Order or Refinanced Vehicle Schedule have been satisfied as of the date of such Vehicle Order or Refinanced Vehicle Schedule:

                  (a) Vehicle Order. The applicable Lessee shall have complied with the applicable provisions of Section 2.1 of this Lease.

                  (b) No Default. No Potential Lease Event of Default or Lease Event of Default shall have occurred and be continuing on such date or would result from the making of such Series 1997 Lease Advance.

                  (c) Funding. The aggregate amount of funds to be expended by the Lessor on any one date to acquire or finance the acquisition of any Vehicles shall not exceed the sum of (a) the aggregate Net Book Value of all such Vehicles plus (b) the aggregate face amount of any related Eligible Receivables being refinanced on such date.

                  (d) Related Documents. The leasing of such Vehicle shall not be prohibited by the provisions of this Lease or the Series 1997 Variable Funding Supplements or any other Supplement, if any, relating to any Shared Collateral Series Notes, and sufficient proceeds shall be available therefor under the Series 1997 Variable Funding Supplements as a result of the issuance of the Series 1997 Variable Funding Notes or, if applicable, any other Shared Collateral Series Notes, and all conditions precedent to the making of Advances from the VFN Collection Accounts, as provided in and pursuant to the terms of the Series 1997 Variable Funding Supplements, shall have been satisfied.

                  (e) Maximum Non-Program Percentage. The leasing of such Vehicles will not cause the aggregate Net Book Value of Non-Program Vehicles then being leased under this Lease to exceed the Maximum Non-Program Percentage, will not cause any of the Lease commitments expressed in Section 3 of each of Annex A, B and C to be exceeded and will not cause a violation of the Maximum Manufacturer Concentration.

                  (f) Title. NFLP or, with respect to the Financed Vehicles and Synthetic Lease Vehicles, the applicable Lessee, as the case may be, shall have good and marketable title to each Series 1997 Vehicle purchased thereby with the proceeds of Series 1997 Variable Funding Notes, free and clear of all Liens and encumbrances, other than any Permitted Liens.

                  (g) Master Collateral Agent. Each Lessee shall have granted to the Master Collateral Agent, for the benefit of the Trustee on behalf of the Series 1997 Noteholders, a first priority security interest in all Series 1997 Vehicles now or hereafter purchased or financed by NFLP with the proceeds of Series 1997 Variable Funding Notes or with any other capital of NFLP.

                  (h) Assignment Agreements. On or prior to the lease thereof, the Trustee shall have received executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program under which Series 1997 Vehicles will be or have been purchased and are proposed to be leased under the Series 1997 Lease, dated as of the Series 1997 Closing Date (or, if later, on or prior to the date the related Manufacturer Program becomes an Eligible Manufacturer Program), duly executed by the applicable Lessee and/or NFLP, as assignor, and the Master Collateral Agent, as assignee.

                  (i) Manufacturer Programs. On or prior to the lease thereof, the Trustee shall have received a copy of each Manufacturer Program under which Series 1997 Vehicles will be or have been purchased and are proposed to be leased under the Series 1997 Lease and an Officer's Certificate, dated the Series 1997 Closing Date (or, if later, on or prior to the date such Manufacturer Program becomes an Eligible Manufacturer Program), and duly executed by an Authorized Officer of NFLP, certifying that each such copy is true, correct and complete as of the VFN Closing Date (or, if later, on or prior to the date such Manufacturer Program becomes an Eligible Manufacturer Program). Each Manufacturer Program covering Program Vehicles being leased under the Series 1997 Lease shall be in full force and effect, and shall be enforceable against the related Manufacturer in accordance with its terms.

                  (j) Limitation on Acquisition of Non-Program Vehicles. NFLP shall not acquire any Non-Program Vehicle for leasing under this Lease if, after giving effect to the acquisition of such Vehicle by NFLP and the leasing of each other Series 1997 Vehicle on such date, the Series 1997-1 Minimum Non-Program Enhancement Percentage, the Series 1997-2 Minimum Non-Program Enhancement Percentage, the Series 1997-3

         Minimum Non-Program Enhancement Percentage or the Series 1997-4 Minimum NonProgram Enhancement Percentage would exceed 25.0%.

                  (k) Eligible Vehicle. Each Vehicle to be leased hereunder on such date shall be an Eligible Vehicle.

         Section 4.3. Additional Conditions to Leases of Refinanced Vehicles. In addition to the conditions set forth in Section 4.2 above, in connection with the leasing of Refinanced Vehicles and related Eligible Receivables, to evidence the refinancing of such Refinanced Vehicles and related Eligible Receivables on the applicable Vehicle Funding Date and the conveyance on such date of a security interest in such Refinanced Vehicles and related Eligible Receivables to the Master Collateral Agent, the applicable Lessees shall have made available to the Lessor on or prior to the applicable Vehicle Funding Date the following:

                  (a) a Refinanced Vehicle Schedule concerning such Refinanced Vehicles and related Eligible Receivables being refinanced on such Vehicle Funding Date;

                  (b) a report of the results of a search of the appropriate records of each state in which each Lessee of such Refinanced Vehicles does business and the county and state in which each Lessee's principal office is located, which shall show no liens or other security interests (other than Permitted Liens) with respect to such Vehicles and the related Manufacturer Programs (to the extent not already liened and assigned to the Master Collateral Agent) or, in the event that such search reveals any such non-permitted Lien or security interest, there shall be delivered to the Trustee a termination of such Lien or security interest together with appropriate UCC termination statements or UCC partial releases thereof;

                  (c) confirmation from each lender holding a security interest in any Refinanced Vehicle and Eligible Receivable stating unconditionally (A) that, if any sums are to be paid to such lender in connection with the lease of such Refinanced Vehicle and the refinancing of the related Eligible Receivables, such lender has been paid the full amount due to it in connection with such refinancing and
         (B) that any lien or security interest of such lender in such Refinanced Vehicle and related Eligible Receivable has been released;

                  (d) a fully executed assignment agreement granting and assigning to the Master Collateral Agent (to the extent not already granted and assigned) a first priority security interest in each such Refinanced Vehicle and any Eligible Receivables, the related Manufacturer Programs, if any, and any other Series 1997 VFN Collateral relating to such Refinanced Vehicles and Eligible Receivables;

                  (e) with respect to any of such Refinanced Vehicles which are in the Initial Fleet, each Lessee thereof shall have delivered to the Master Collateral Agent a duly executed Assignment and Nominee Agreement satisfactory in form to the Lessor and the Trustee;

                  (f) delivery to the Lessor for filing in the appropriate filing office fully executed UCC-1 Financing Statements necessary to perfect (if not already perfected) the interests of the Master Collateral Agent in the Eligible Receivables;

                  (g) an Officer's Certificate stating that all the conditions precedent under this Lease to the leasing of such Refinanced Vehicles and financing of the Eligible Receivables under this Lease have been satisfied, including a representation that each such receivable is an Eligible Receivable.

         SECTION 5. RENT AND CHARGES. Each Lessee will pay Rent and certain other charges on a monthly basis as set forth in this Section 5.

         Section 5.1. Payment of Rent. On each Payment Date, each Lessee shall pay to the Lessor the aggregate of all Rent payable on such Payment Date with respect to the Vehicles leased by such Lessee, as provided in the related Lease Annexes.

         Section 5.2. Payment of Monthly Supplemental Payments and Additional Synthetic Lease Payments. On each Payment Date, each Lessee shall pay to the Lessor the Monthly Supplemental Payment that has accrued during the Related Month with respect to the Financed Vehicles, as provided in Sections 6 and 7 of Annex B and all Additional Synthetic Lease Payments and other payments due on such Payment Date with respect to the Synthetic Lease Vehicles, as provided in Sections 6, 8 and 11 of Annex C.

         Section 5.3. Payment of Termination Payments and Casualty Payments. On each Payment Date, each Lessee shall pay to the Lessor all Casualty Payments and Termination Payments that have accrued with respect to the Series 1997 Vehicles, as provided in, respectively, Sections 7 and 12.3 of the Base Lease.

         Section 5.4. Late Payment. In the event any Lessee fails to remit payment of any amount due under this Series 1997 Lease on or before the Payment Date therefor or when otherwise due and payable hereunder, the amount not paid will be considered delinquent and such Lessee will pay a late charge during each Interest Period equal to the product of (a) the VFR for such Interest Period (converted to a rate per annum) plus 1%, times (b) the delinquent amount for the period from the Payment Date (or other date) on which such payment was due until the date such delinquent amount (with accrued interest) is received by the Trustee (calculated on the basis of a 360-day year).

         Section 5.5. Making of Payments. All payments of Rent and of all other Liabilities shall be made by the applicable Lessee to, or for the account of, the Lessor (or, in the case of any payment pursuant to Section 15, the applicable Indemnified Person) in immediately available funds, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Series 1997 Collection Account or, in the case of payments made pursuant to
Section 24.12(iii) or (iv), the Master Collateral Account (or, in each such case, such other account as the Trustee may from time to time specify to the Lessees) or, in the case of any such payment pursuant to Section 15 to, or for the account of, any Indemnified Person other than NFLP, to the account designated by such Indemnified Person to the applicable Lessee, in each case with such payment to be made not later than 12:00 noon, New York City time, on the date due; and funds received after that hour shall be deemed to have been received by or for the account of the Indemnified Person on the next following Business Day. The Lessor hereby specifies that all (i) payments made in respect of Program Vehicles by the Manufacturers and related auction dealers under the Manufacturer Programs, (ii) amounts representing the proceeds from sales of Program Vehicles (including amounts paid to a Lessee by a Manufacturer as a result of the Lessee's sale of such Program Vehicle outside such Manufacturer's Manufacturer Program) by a Lessee to third parties (other than under any related Manufacturer Program) and
(iii) payments with respect to any other Master Collateral for the Series 1997 Variable Funding Notes (other than amounts described in Section 2.3(d)), shall be deposited in the Master Collateral Account for the benefit of the Trustee (on behalf of the Series 1997 Noteholders) and the Other VFN Beneficiaries. If any payment of Rent (or other Liability) falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Monthly Finance Rent and Monthly Variable Rent (as the case may be) shall accrue through such Business Day.

         SECTION 6. RESERVED.

         SECTION 7. CASUALTY AND INELIGIBLE VEHICLES. If a Series 1997 Vehicle becomes a Casualty or ceases to be an Eligible Vehicle, then the Lessee thereof shall (a) cause the Master Servicer to include notice of such occurrence in the next Monthly Certificate required to be delivered by the Master Servicer under
Section 24.7(vi), and (b) on the Payment Date next succeeding the last day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle has become a Casualty or ceased to be an Eligible Vehicle, pay to the Lessor an amount (a "Casualty Payment") equal to the Termination Value of such Vehicle, calculated as of the first day of the Related Month in which the Lessee obtained actual knowledge that such Vehicle became a Casualty or ceased to be an Eligible Vehicle (net of Monthly Base Rent, Monthly Supplemental Payments and Additional Synthetic Lease Payments made in respect of such Vehicle during such Related Month). Upon payment by the Lessee to the Lessor in accordance herewith of the Casualty Payment for any Series 1997 Vehicle that has become a Casualty or ceased to be an Eligible Vehicle, (i) the Lessor, if requested by the Lessee, shall cause title to any such Vehicle that is an Acquired Vehicle to be transferred to the Lessee to facilitate liquidation of such Vehicle by the Lessee, (ii) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle (if at such time the Lessee carries such insurance coverage), and (iii) the Lien of the Master Collateral Agent on such Vehicle shall automatically be released thereby.

         SECTION 8. VEHICLE USE. Each Lessee shall use Vehicles leased hereunder solely for such Lessee's domestic daily rental car operations, whether through Fleet Sharing Parties or directly; provided that a Lessee (the "Named Lessee") may permit another Lessee to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such other Lessee (but the Named Lessee shall remain fully liable for its obligations under this Series 1997 Lease and the other Related Documents); provided further that a Lessee may, from time to time, permit Fleet Sharing Parties to use Vehicles leased by such Lessee hereunder pursuant to Lessee Agreements, including Fleet Sharing Agreements, used in the ordinary course of the Lessee's business and each such Fleet Sharing Party shall rent Vehicles used by it pursuant to a Fleet Sharing Agreement to consumers in the ordinary course of such Fleet Sharing Party's domestic daily rental car operations; provided further, however, that the aggregate Net Book Value of all Vehicles subject to Fleet Sharing Agreements on any day shall not exceed an amount equal to (a) 10% of the aggregate Net Book Value of all Vehicles leased under this Series 1997 Lease on such day, or (b) such greater amount as each Rating Agency shall have confirmed in writing will not result in the reduction or withdrawal of the then current rating of any outstanding Commercial Paper Notes of any Series 1997 Variable Funding Noteholder. Notwithstanding any such Lessee Agreement, the Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents (including any obligation hereunder or thereunder that it may cause any Fleet Sharing Party to perform or fulfill). Each Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Master Collateral Agent, the Master Servicer or the Trustee shall from time to time reasonably request in order (x) to establish, perfect and maintain the Lessor's title to and interest in the Acquired Vehicles and the related Certificates of Title and the Lessee's title to and interest in all other Vehicles and the related Certificates of Title as against any third party in any applicable jurisdiction and (y) to establish, perfect and maintain the Master Collateral Agent's lien on all Series 1997 Vehicles as noted (other than in respect of the Initial Fleet) on the related Certificates of Title as a perfected first-priority lien in any applicable jurisdiction. A Lessee may, at the Lessee's sole expense, change the place of principal location of any Series 1997 Vehicles. Within sixty (60) days after any such change of location, the Lessee shall take all actions necessary (i) to maintain the perfected first-priority Lien of the Master Collateral Agent on such Vehicles as noted (other than in respect of the Initial Fleet) on the Certificates of Title with respect to such Vehicles and the Lessor shall cooperate to the extent required for the Lessee to do so, and (ii) to meet all material legal requirements applicable to such Vehicles. Following a Lease Event of Default or Manufacturer Event of Default, and upon the Lessor's request, each Lessee shall advise the Lessor in writing where all Vehicles leased hereunder as of such date are principally located. No Lessee shall knowingly use any Vehicles, or knowingly permit the same to be used, for any unlawful purpose. Each Lessee shall and shall require the Fleet Sharing Parties to use reasonable precautions to prevent loss or damage to Vehicles. Each Lessee shall or shall cause the Fleet Sharing Parties to comply in all material respects with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall and shall require the Fleet Sharing Parties to take reasonable steps to ensure that operators are licensed. Each Lessee shall or shall cause the Fleet Sharing Parties to perform, at its own expense, such vehicle preparation and conditioning services with respect to Vehicles leased by it as are customary.

         SECTION 9. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. Each Lessee, at its expense, shall be responsible for proper registration and licensing of Vehicles leased by it hereunder, for submitting the appropriate documentation to the appropriate state authorities to obtain Certificates of Title for Series 1997 Vehicles reflecting the name of the Lessor (in the case of Acquired Vehicles) or such Lessee (in the case of Financed Vehicles and Synthetic Lease Vehicles), in each case (other than with respect to Vehicles in the Initial Fleet) with the Lien of the Master Collateral Agent noted thereon as first lienholder, and where required, the Lessee shall or shall cause the Fleet Sharing Parties to have Vehicles inspected by any appropriate governmental authority; provided, however, that possession of all Certificates of Title shall remain with the Servicer of the related Vehicles or the Master Servicer unless a Liquidation Event of Default or Series 1997 Limited Liquidation Event of Default shall have occurred and be continuing, in which event, upon the request of the Trustee or the Master Collateral Agent, each Lessee shall deliver the Certificates of Title for the Series 1997 Vehicles leased by it to the Master Collateral Agent. Each Lessee shall pay or cause to be paid all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines and other similar amounts incurred with respect to any Series 1997 Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity in connection with the Lessee's operation of Vehicles, and any such amounts paid by the Lessor on a Lessee's behalf, in its discretion upon at least fifteen (15) days' prior notice to the Lessee, will be reimbursed within thirty (30) days of the Lessor notifying the Lessee of such payment; provided, however, that the Lessor shall not pay on any Lessee's behalf any traffic summons, or any penalty, judgment or fine for so long as such amount is being contested by the Lessee in good faith and by appropriate proceedings with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and provided that such Lessee has agreed in writing to indemnify and hold the Lessor harmless from and against all loss, liability and expense arising out of such unpaid amounts (and, in any case, for so long as forfeiture of any Vehicles or other Master Collateral will not result from the failure to pay any such amounts). The Lessor agrees to execute a power of attorney substantially in the form of Attachment B hereto (a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessee to title, register and dispose of the Acquired Vehicles; and each Lessee acknowledges and agrees that with respect to the Acquired Vehicles, it has no right, title or interest in or with respect to any Certificate of Title. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 17.3(vii).

         SECTION 10. MAINTENANCE AND REPAIRS. Each Lessee shall or shall cause the Fleet Sharing Parties to pay for all maintenance and repairs to keep Vehicles leased by it hereunder in good working order and condition, and shall or shall cause the Fleet Sharing Parties to maintain such Vehicles as required in order to keep the Manufacturer's warranty in force. Each Lessee shall or shall cause the Fleet Sharing Parties to return each Vehicle to an authorized Manufacturer facility or the applicable Manufacturer's authorized warranty station (which may be a facility of any Lessee) for warranty work. Each Lessee shall or shall cause the Fleet Sharing Parties to comply with any Manufacturer's recall of any Vehicle. Each Lessee shall or shall cause the Fleet Sharing Parties to pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Series 1997 Vehicles leased by it hereunder including, but not limited to, fuel, lubricants, and coolants. The Lessor, upon thirty (30) days' prior notice to the applicable Lessee, may pay any such expenses that have not otherwise been paid by, or on behalf of, such Lessee (including any failure by a Fleet Sharing Party to pay any such expenses), and any expenses paid by the Lessor on a Lessee's behalf for maintenance, repair, operation or use by the Lessee of Vehicles will promptly be reimbursed (in any event no later than the next Payment Date following such payment) by such Lessee to the Lessor. No Lessee shall, without the prior consent of the Lessor, make any material alterations to (i) any Series 1997 Vehicle which is a Program Vehicle which would result in a reduction of the Repurchase Price for such Vehicle or make the Vehicle no longer eligible for repurchase under the applicable Manufacturer Program or (ii) any Series 1997 Vehicle which is a Non-Program Vehicle which is likely to materially adversely affect the resale value of such Non-Program Vehicle. Any improvements or additions to an Acquired Vehicle shall become and remain the property of the Lessor, except that any addition or improvement to an Acquired Vehicle made by the Lessee shall remain the property of the Lessee if it can be disconnected or removed from the Vehicle without impairing the functioning or resale value thereof, other than any function or value provided by such addition or improvement.

         SECTION 11. MANUFACTURER WARRANTIES. If a Vehicle is covered by a manufacturer's warranty, the Lessee thereof, during the Vehicle Term, shall have the right to make any claims under such warranty which the Lessor could make and to receive related proceeds directly.

         SECTION 12.  VEHICLE RETURN GUIDELINES.

         Section 12.1. Vehicle Turn-in Condition. As used herein, the term "vehicle turn-in condition" with respect to each Series 1997 Vehicle that is a Program Vehicle means a set of criteria for evaluating a Vehicle upon its delivery at the end of the applicable Vehicle Term, which criteria will be determined in accordance with the related Manufacturer Program. Each Program Vehicle not meeting the applicable Manufacturer Program's vehicle turn-in condition requirements will, unless redesignated as a Non-Program Vehicle in accordance with Section 14, be purchased by the related Lessee as if it were a Casualty in accordance with the procedure set forth in Section 7.

         Section 12.2. Disposition Procedure. (a) Program Vehicles. Unless such Vehicle is redesignated as a Non-Program Vehicle in accordance with Section 14 or the Lessee thereof exercises its option to purchase such Vehicle as permitted by, and pursuant to the requirements of, this Lease, or such Vehicle is sold in the ordinary course outside the Manufacturer Program for proceeds that equal or exceed the payment that would be obtained from the Manufacturerunder the Manufacturer Program as contemplated by Section 27, then prior to the end of the Vehicle Term, each Lessee will or will cause the related Fleet Sharing Party to deliver each Program Vehicle leased by it hereunder (other than a Casualty or a Vehicle that has ceased to be an Eligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense and in accordance with the terms of the applicable Manufacturer Program. Any transportation allowance (for delivery costs), auction assistance allowance and any other allowances offered under a Manufacturer Program, and any rebates or credits applicable to the unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee thereof and, to the extent received by the Lessor, the

Trustee or the Master Collateral Agent, shall promptly be paid over to the applicable Lessee. Each Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title, documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements for the Vehicles.

         (b) Non-Program Vehicles. Each Lessee agrees to use commercially reasonable efforts to dispose of, at its own expense, each Series 1997 Vehicle that is a Non-Program Vehicle (i) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (ii) prior to the expiration of the Non-Program Maximum Term for such Non-Program Vehicle.

         Section 12.3. Termination Payments. On the first Payment Date on or after the earlier of (a) the last day of the Related Month in which the Repurchase Price with respect to any Program Vehicle that is an Acquired Vehicle is received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Series 1997 Collection Account (provided that, if for any reason the Repurchase Price has been received directly by a Lessee, then to the extent that such Repurchase Price has not theretofore been deposited in the Series 1997 Collection Account, it shall be deemed "received" for purposes of this Section 12.3 no later than the second Business Day thereafter) and (b) the thirtieth (30th) day after the expiration of the Repurchase Period for such Acquired Vehicle that has not been redesignated as a Non-Program Vehicle pursuant to Section 14, the applicable Lessee shall pay to the Lessor in respect of such Acquired Vehicle any Excess Damage Charges, Excess Mileage Charges, Missing Equipment Charges, early turnback surcharges and any other similar charges and penalties (collectively a "Program Vehicle Termination Payment") as determined by the Manufacturer or its agent in accordance with the applicable Manufacturer Program. Upon the request of the Lessor, on the first Payment Date on or after the earlier of (x) the last day of the Related Month in which Disposition Proceeds from the sale or other disposition of an Acquired Vehicle that is a NonProgram Vehicle, but is not a Casualty, are received by the applicable Lessee, the Lessor, the Master Collateral Agent or the Trustee by deposit into the Series 1997 Collection Account (provided that, if for any reason the Repurchase Price has been received directly by a Lessee, then to the extent that such Repurchase Price has not theretofore been deposited in the Series 1997 Collection Account, it shall be deemed "received" for purposes of this Section 12.3 no later than the second Business Day thereafter) and (y) the thirtieth (30th) day after the date on which the Non-Program Maximum Term for such Vehicle expires, the applicable Lessee shall pay to the Lessor an amount (a "Non-Program Vehicle Termination Payment") equal to the product of (A) the sum of all Program Vehicle Termination Payments due on such Payment Date, multiplied by (B) a fraction, the numerator of which is the number of Series 1997 Vehicles that are Non-Program Vehicles leased under this Lease during the Related Month and the denominator of which is the number of Series 1997 Vehicles that are Program Vehicles leased under this Lease during the Related Month (Program Vehicle Termination Payments and NonProgram Vehicle Termination Payments, collectively, "Termination Payments). If a Vehicle's age is unknown as of its Vehicle Lease Commencement Date, such age (in months) shall be the lesser of (i) the number obtained by dividing the number of miles on the odometer of such Vehicle at the Vehicle

Lease Commencement Date by 1,500 and (ii) the number of months in the period commencing on September 1 of the calendar year prior to the model year of such Vehicle through the Vehicle Lease Commencement Date for such Vehicle. The provisions of this Section 12.3 will survive the expiration or earlier termination of the Term.

         SECTION 13. [RESERVED].

         SECTION 14. REDESIGNATION OF VEHICLES. (a) At any time, including upon the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of any Program Vehicle or a Program Vehicle's becoming ineligible for repurchase by its Manufacturer or for sale at Auction under the applicable Manufacturer Program, due to physical damage, repair charges or accrued mileage, in each case in excess of that permitted under the related Manufacturer Program, or due to any failure or inability to return the Vehicle to the Manufacturer or the designated auction prior to the expiration of the Repurchase Period, or due to any other event or circumstance, the Servicer thereof may designate the related Vehicle as a Non-Program Vehicle if such Vehicle, as a Non-Program Vehicle, will be an Eligible Vehicle; provided that no Amortization Event or Potential Amortization Event has occurred and is continuing and provided further that no failure or violation of the requirements of Section 24.17 has occurred and is continuing or would be caused by such redesignation and no failure or violation of any other condition, requirement, or restriction specified in any Series 1997 Variable Funding Supplement would be caused by such redesignation (subject to the right of the Series 1997 Variable Funding Noteholders holding the requisite Invested Amount of each applicable Series of Series 1997 Variable Funding Notes to waive such violation, in each case as and to the extent permitted under the Series 1997 Variable Funding Supplements); provided, in each case, that (x) any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Payment Date, and (y) the minimum level of Enhancement required under each Series 1997 Variable Funding Supplement, after giving effect to such designation, shall be satisfied on the date of designation.

         (b) At any time, the Servicer may designate a Non-Program Vehicle as a Program Vehicle if such Vehicle, as a Program Vehicle, will be an Eligible Vehicle; provided that the related Manufacturer Program is an Eligible Manufacturer Program, the related Manufacturer has acknowledged that such Vehicle is entitled to the benefits of its Manufacturer Program and no failure or violation of the conditions precedent to leasing of Program Vehicles in
Section 4.2 or any other condition, requirement, or restriction specified in any Series 1997 Variable Funding Supplement would be caused by such redesignation; provided, further, in each case, that any additional Monthly Base Rent due with respect to each such Vehicle, relating to the decrease, if any, of the Net Book Value of such Vehicle under the newly applicable Depreciation Schedule, shall be paid on the next succeeding Payment Date.

         SECTION 15.  GENERAL INDEMNITY AND PAYMENT OF EXPENSES.

         Section 15.1. Indemnity and Payment of Expenses by the Lessees. Each Lessee agrees jointly and severally to indemnify and hold harmless the Lessor and the Lessor's directors, officers, agents and employees (collectively, together with the Persons subject to indemnity under Section 15.2, the "Indemnified Persons") against any and all claims, demands, actions, causes of action, losses, costs, liabilities and damages of whatsoever nature, and all reasonable expenses incurred in connection therewith (including reasonable fees and disbursements of counsel), relating to or in any way arising out of:

         Section 15.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, ownership, titling, retitling, registration, re-registration, custody by the Lessee of title and registration documents, use, non-use, misuse, operation, leasing, deficiency, defect, transportation, repair, maintenance, control or disposition of any Vehicle leased hereunder or to be leased hereunder, including, without limitation, any such Vehicle shared with a Fleet Sharing Party. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor or any other Indemnified Person to any third party arising out of any of the foregoing, including, without limitation, all reasonable legal fees, costs and disbursements arising out of such liability (or alleged liability);

         Section 15.1.2. all (i) federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature (other than income taxes on the taxable net income attributable to the Lessor and any franchise taxes), including but not limited to license, qualification, registration, sales, use, gross receipts, ad valorem, business, property (real or personal), excise, motor vehicle, and occupation fees and taxes, with respect to any Series 1997 Vehicle or the acquisition, purchase, sale, lease, rental, use, operation, control, ownership or disposition of any Series 1997 Vehicle by any Person or measured in any way by the value thereof or by the business of, investment by, or ownership by the Lessor or a Lessee with respect thereto, (ii) federal, state, local and foreign income taxes and penalties and interest thereon, whether assessed, levied against or payable by the Lessor or otherwise as a result of its being a member of any group of corporations including the Lessee that file any tax returns on a consolidated or combined basis (other than with respect to income tax on the Lessor's own income), and (iii) documentary, stamp, filing, recording, mortgage or other taxes (other than income taxes), if any, which may be payable by the Lessor, a Lessee or any other Indemnified Person in connection with the execution, delivery, recording or filing of this Lease or the other Related Documents or the leasing of any Series 1997 Vehicles hereunder and any penalties or interest with respect thereto;

         Section 15.1.3. any violation by a Lessee of this Lease or of any Related Documents to which a Lessee is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Series 1997 Vehicle or any action or transaction by a Lessee with respect thereto or pursuant to this Lease;

     Section 15.1.4. all reasonable out-of-pocket costs of the Lessor
(including the fees and out-of-pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Lease and the other Related Documents, including, without limitation, overhead expenses and any and all fees of the Trustee, all fees payable in connection with any Enhancement for the benefit of the Series 1997 Variable Funding Noteholders, any and all fees of the Servicers under the Indenture (to the extent attributable to the Series 1997 Variable Funding Notes), fees payable to the Rating Agencies in connection with their rating of the Commercial Paper Notes and any underwriting or placement agency fees incurred in connection with the sale of the Series 1997 Variable Funding Notes or Commercial Paper Notes;

         Section 15.1.5. all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Master Collateral Agent, the Trustee, the Series 1997 Variable Funding Noteholders or, if any, other Noteholders of Shared Collateral Series Notes in connection with the administration (other than overhead expenses), enforcement, waiver or amendment of this Lease and any other Related Documents, and all indemnification and reimbursement obligations of the Lessor under the Related Documents; and

         Section 15.1.6. all costs, fees, expenses, damages and liabilities (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation, with respect to Program Vehicles in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

All obligations provided for in this Section 15 shall survive any termination of this Lease, and, to the extent that any of such obligations are unenforceable for any reason, each Lessee agrees to the payment and satisfaction of each such obligation which is permissible under applicable law.

         Notwithstanding the foregoing, the Lessee shall have no duty to indemnify any Indemnified Person for any claim, demand, liability, cost, or expense to the extent such claim, demand, liability, cost or expense arises out of or is due to such Person's gross negligence or willful misconduct.

         Section 15.2. Indemnification of the Trustee. Each Lessee agrees to indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of such Lessee pursuant to this Lease and (ii) the Trustee's appointment under the Indenture and the Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, no Lessee shall have any duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct. Any such indemnification shall not be payable from the assets of the Lessor. The provisions of this indemnity shall run directly to and be enforceable by the Trustee or any other Indemnified Person subject to the limitations hereof. The indemnification provided for in this
Section 15.2 shall be in addition to any other indemnities available to the Trustee and shall survive the termination of the duties of any Lessee hereunder and the termination of this Lease or a document to which the Trustee is a signatory or the resignation or removal of the Trustee.

         Section 15.3. Reimbursement Obligation by the Lessees. Each Lessee shall forthwith upon demand reimburse each Indemnified Person or the Trustee, as the case may be, for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from such Indemnified Person or the Trustee, as the case may be; provided, however, that, if so requested by a Lessee, such Indemnified Person or the Trustee, as the case may be, shall submit to such Lessee a statement documenting any such demand for reimbursement or payment. To the extent that a Lessee in fact indemnifies any Indemnified Person or the Trustee under the indemnity provisions of this Lease, such Lessee shall be subrogated to the rights of such Indemnified Person or the Trustee, as the case may be, in the affected transaction and shall have a right to determine the settlement of claims therein. The obligations of each Lessee contained in this Section 15 shall survive the expiration or earlier termination of this Lease or any lease of any Vehicle hereunder; provided, however, that, in the case of indemnities relating to the acquisition or leasing of Vehicles, the factual or legal circumstances giving rise to the Lessor's or any other Indemnified Person's exposure to liability occur during the period that this Lease is in effect as to the Vehicle for which such exposure to liability arose.

         Section 15.4. Notice to Lessee of Claims. Each applicable Indemnified Person or the Trustee, as the case may be, shall promptly notify the Lessee in writing (a "Notice of Claim") of the pendency of any such claim, action or facts referred to in this Section 15 for which indemnity may be required.

         Section 15.5. Defense of Claims. Defense of any claim referred to in this Section 15 for which indemnity may be required shall, at the option and request of a Lessee, be conducted by the Lessee. Following receipt of any Notice of Claim, the Lessee will inform the Indemnified Person of its election to defend such claim. Such Indemnified Person may participate in any such defense at its own expense, provided such participation, in the Lessee's reasonable opinion, does not interfere with the Lessee's defense. Each Lessee agrees that no Indemnified Person will be liable to the Lessee for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessees, except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of such Indemnified Person. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is not or is no longer a party to (or entitled to receive the benefits of) this Lease. This general indemnity shall not affect any claims of the type discussed above, or otherwise, which the Lessee may have against the Manufacturer.

         SECTION 16. SUCCESSORS AND ASSIGNS; ASSIGNMENT. This Lease shall be binding upon the Lessor, the Lessees, the Servicers, the Master Servicer, the Guarantor and their respective successors and assigns, and shall inure to the benefit of the Lessees, the Lessor, the Servicers, the Master Servicer, the Guarantor and the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders and, if any, the other Noteholders of Shared Collateral Series Notes), the Master Collateral Agent (for the benefit of the Trustee (on behalf of the Series 1997 Variable Funding Noteholders and, if any, the other Noteholders of Shared Collateral Series Notes) and the Other VFN Beneficiaries), any other Indemnified Person, and their respective successors and assigns; provided, however, that no Lessee or the Guarantor shall have the right to assign its rights or delegate its duties under this Lease without (i) the prior written consent of the Lessor, the Trustee, the Required VFN Noteholders and the Majority Credit Enhancers and (ii) receipt of written confirmation from each of the Rating Agencies that its then current rating will not be reduced or withdrawn with respect to any outstanding Commercial Paper Notes or, if applicable, Shared Collateral Series Notes as a result thereof; provided, further, however, that nothing herein contained shall be deemed to restrict (w) the right of any Lessee to rent Series 1997 Vehicles to customers in the ordinary course of its domestic daily rental businesses, (x) the right of any Named Lessee to permit another Lessee to use Vehicles leased by the Named Lessee hereunder in the ordinary course of the domestic daily rental car operations of such other Lessee in accordance with the terms of this Lease (but the Named Lessee shall remain fully liable for its obligations under this Lease and the other Related Documents), (y) the right of any Lessee to share certain of the Vehicles leased by it with Fleet Sharing Parties (subject to the limitations specified in Section 8), for use in the ordinary course of the domestic daily rental businesses of such Fleet Sharing Parties in accordance with the terms of this Lease or (z) the right of any Named Servicer to perform its obligations as Servicer through another Servicer, subject to the limitations specified in
Section 26 and provided that the Named Servicer shall remain fully liable for its obligations under this Lease and the other Related Documents. Any purported assignment in violation of this Section 16 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of any Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Lease.

         SECTION 17.  DEFAULT AND REMEDIES THEREFOR.

         Section 17.1. Events of Default. Any one or more of the following will constitute an event of default (a "Lease Event of Default") as that term is used herein:

         Section 17.1.1. Non-Payment of Liabilities . The occurrence of (i) a default in the payment when due of any Monthly Base Rent, Additional Base Rent, Monthly Variable Rent, Monthly Finance Rent, Termination Payment, Casualty Payment, Additional Synthetic Lease Payment or Monthly Supplemental Payment, and the continuance thereof for, except in the case of any Monthly Variable Rent or Monthly Finance Rent, two (2) Business Days and, in the case of any Monthly Variable Rent or Monthly Finance Rent, five (5) Business Days, or (ii) a default by any Lessee or the Guarantor in the payment when due of any amount payable under this Lease

(other than amounts described in clause (i) above) and the continuance thereof for five (5) Business Days;

         Section 17.1.2. Unauthorized Assignment. Subject to the provisions of
Section 18 regarding Lessee Partial Wind-Down Events, any unauthorized assignment or transfer of this Lease by a Lessee occurs;

         Section 17.1.3. Non-Performance of Covenants and Obligations. Subject to the provisions of Section 18 regarding Lessee Partial Wind-Down Events, any Lessee, any Servicer or the Guarantor fails to comply with or perform any covenant, condition, agreement or provision of this Lease (which failure does not constitute a Lease Event of Default under any of the other provisions of this Section 17) and the continuance of such failure (other than any such failure to comply with the provisions of Section 25.1 or 25.2 hereof, as to which there shall be no cure period) for thirty (30) days after the earlier of
(x) the date the Lessor, the Master Collateral Agent or the Trustee delivers written notice thereof to such Lessee or the Guarantor and (y) the date such Lessee or the Guarantor obtains actual knowledge thereof;

         Section 17.1.4. Breach of Representation or Warranty. Subject to the provisions of Section 18 regarding Lessee Partial Wind-Down Events, any representation or warranty made by a Lessee, a Servicer or the Guarantor in this Lease or any Related Document is incorrect in any material respect (to the extent that such representation or warranty does not incorporate a materiality limitation in its terms) as of the date such warranty or representation is made and continues to be incorrect in any material respect (to the extent that such warranty or representation does not incorporate a materiality limitation in its terms) for a period of thirty (30) days after the earlier of (i) the date on which written notice thereof shall have been given to such Lessee, or Servicer or the Guarantor by the Lessor, the Master Collateral Agent or the Trustee, and
(ii) the date on which such Lessee or Servicer or the Guarantor obtains actual knowledge thereof; or any schedule, certificate, financial statement, report, notice, or other material writing furnished by a Lessee or a Servicer or the Guarantor to the Lessor is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified and which continues to be incorrect in any material respect for a period of ten (10) days after the earlier of (a) the date on which written notice thereof shall have been given to such Lessee or Servicer or the Guarantor by the Lessor, the Master Collateral Agent or the Trustee, and (b) the date on which such Lessee or Servicer or the Guarantor obtains actual knowledge thereof;

         Section 17.1.5. Event of Bankruptcy. Subject to the provisions of
Section 18 regarding Lessee Partial Wind-Down Events, the occurrence of an Event of Bankruptcy with respect to any Lessee or the Guarantor;

         Section 17.1.6. Invalidity of Related Documents. All or any portion of any Related Document (other than the Dealer Agreement) shall at any time and for any reason not be in full force and effect or be declared to be null and void, or a proceeding shall be commenced by a Lessee or the Guarantor, or by any governmental authority having jurisdiction over the Lessee or the Guarantor, as applicable, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof).

         Section 17.1.7. Series 1997 VFN Enhancement Deficiency. A Series 1997 VFN Enhancement Deficiency shall occur and such condition shall continue to exist for more than one Business Day.

         Section 17.1.8. Support Reimbursement Agreement. An Event of Default occurs with respect to the Guarantor or (subject to the provisions of Section 18 regarding Lessee Partial Wind-Down Events) a Lessee under a Support Reimbursement Agreement which continues beyond any applicable cure period specified in such Support Reimbursement Agreement.

         Section 17.1.9. Default Under Another Lease. There occurs a payment default which results in the occurrence of a "lease event of default," as defined under any other lease supporting any Series of Notes issued under the Indenture (including, without limitation, any Series of Notes that is not a Shared Collateral Series of Notes; provided that if such other lease is not guaranteed by the Guarantor and not all of the Lessees are lessees under such other lease, such default shall only be a Lease Event of Default and a Lessee Partial Wind-Down Event with respect to the Lessees who are also lessees under such other lease).

         Section 17.2. Effect of Lease Event of Default; Series 1997-1 Limited Liquidation Event of Default or Liquidation Event of Default. (a) If a Lease Event of Default described in Section 17.1.1(i), 17.1.2, 17.1.5, 17.1.8, or
17.1.9 (subject to the provisions of Section 18, if such event is a Lessee Partial Wind-Down Event) shall occur, then the Monthly Base Rent, Additional Base Rent, Monthly Supplemental Payments, Additional Synthetic Lease Payments, Casualty Payments (in each case calculated as if all Financed Vehicles and Synthetic Lease Vehicles had become Casualties or had ceased to be Eligible Vehicles during the Related Month), the Monthly Variable Rent, the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Series 1997 Variable Funding Notes and, if any, other Shared Collateral Series Notes were then due and payable in full), Termination Payments and all other charges, payments and amounts payable under this Lease shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

         (b) If a Series 1997 Limited Liquidation Event of Default shall occur, then, the Monthly Base Rent, Additional Base Rent, the Monthly Supplemental Payments, the Additional Synthetic Lease Payments and Casualty Payments (in each case, calculated as if each Financed Vehicle and Synthetic Lease Vehicle with respect to which the Lessor has terminated the applicable Lessee's right to possession pursuant to Section 17.3(ii) or (iii) had become a Casualty or had ceased to be an Eligible Vehicle during the Related Month), the Monthly Variable Rent and the Monthly Finance Rent (in each case calculated as if the full amount of interest, principal and other charges under the Series 1997 Variable Funding Notes and, if any, other applicable Shared Collateral Series Notes were then due and payable in full) and Termination Payments (in each case, with respect to each Vehicle with respect to which the Lessor has terminated the applicable Lessee's right to possession pursuant to Section 17.3(ii) or (iii)) shall, subject to Section 17.4, automatically, without further action by the Lessor or the Trustee, become immediately due and payable.

         (c) If any Lease Event of Default (other than one described in paragraph (a) above) or a Liquidation Event of Default shall occur, then, subject to Section 18 if such event is a Lessee Partial Wind-Down Event, the Lessor or the Trustee may declare the Rent and all other charges, amounts and payments (calculated as described in paragraph (a) above) to be due and payable, whereupon such Rent and such other charges, amounts and payments (as so calculated) shall, subject to Section 17.4, become immediately due and payable.

     Section 17.3. Rights of Lessor and Trustee Upon Lease Event of Default, Liquidation Event of Default or Series 1997 Limited Liquidation Event of Default. If a Lease Event of Default, Liquidation Event of Default or Series 1997 Limited Liquidation Event of Default shall occur:

                  (i) In the case of a Lease Event of Default that shall have occurred and be continuing, the Lessor at its option may (or if and as directed by the Trustee shall) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the applicable Lessee of the applicable covenants and terms of this Lease or to recover damages for the breach hereof calculated in accordance with Section 17.4;

                   (ii) In the case of a Liquidation Event of Default or a Series 1997 Limited Liquidation Event of Default that shall have occurred and be continuing, the Lessor and the Trustee, to the extent provided in the Indenture and subject to Section 17.4 and Section 18, shall have all the rights against the Lessees and the Series 1997 VFN Collateral provided in the Indenture upon such a Liquidation Event of Default or a Series 1997 Limited Liquidation Event of Default, as the case may be, including the right to take (under the specified circumstances) possession of Series 1997 Vehicles (to the extent specified in this Lease or the Indenture, as applicable) immediately;

                  (iii) In the case of a Liquidation Event of Default that shall have occurred and be continuing, the Trustee may, by notice in writing to the Lessees (or, in the case of a Liquidation Event of Default resulting from an event referred to in Section 17.1.5 of this Lease with respect to a Lessee, the Lessee in respect of which such event has occurred), terminate this Lease in its entirety (or, in the case of a Liquidation Event of Default resulting from an event referred to in
         Section 17.1.5 of this Lease with respect to a Lessee, terminate this Lease only in respect of the Lessee in respect of which such event has occurred), and/or the right of possession hereunder of the applicable Lessees as to the Series 1997 Vehicles, and the Lessor may direct delivery by the applicable Lessees of documents of title to the Series 1997 Vehicles, whereupon all rights and interests of the Lessees (or, in the case of a Liquidation Event of Default resulting from an event referred to in Section 17.1.5 of this Lease with respect to a Lessee, the Lessee in respect of which such event has occurred), to the Series 1997 Vehicles (except as otherwise provided herein) will cease and terminate (but the Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.4); and, in the case of a Series 1997 Limited Liquidation Event of Default that shall have occurred and be continuing, the Trustee may, by notice in writing to the Lessees, terminate the right of possession hereunder of any Lessee as to such number of Vehicles as will generate proceeds from liquidation in an amount sufficient to pay all principal of and interest on (and all other amounts due to the holders of) the applicable Series 1997 Variable Funding Notes and, if any, all other related Shared Collateral Series Notes, and the Lessor may direct delivery by such Lessees of documents of title to such Vehicles, whereupon all right, title and interest of such Lessees to such Vehicles (except as otherwise provided herein) will cease and terminate (but such Lessees will remain liable hereunder as herein provided, calculated in accordance with Section 17.4). Upon any termination of the right to possession of any one or more Lessees pursuant to the previous sentence, the Lessor or its agents may peaceably enter upon the premises of any Lessee or other premises where such Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of any Lessee, or its successors or assigns, to employ such Vehicles for any purpose whatsoever consistent with the mitigation of losses and damages, and the Lessor will, nevertheless, have a right to recover from the applicable Lessee any and all amounts which under the terms of Section 17.2 (as limited by Section 17.4) of this Lease may be then due. The Lessor will provide the Lessees with written notice of the place and time of any sale of Financed Vehicles or Synthetic Lease Vehicles pursuant to this Section
         17.3 at least five (5) days prior to the proposed sale, which notice period shall be deemed commercially reasonable, and the Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessees will in any case be calculated in accordance with Section 17.4. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to any Lessee will not otherwise alter or affect the rights of the Lessor or the obligations hereunder of any Lessee. The acceptance by the Lessor of any payment after it will have become due hereunder will not be deemed to alter or affect the rights of the Lessor hereunder with respect to any subsequent payments or defaults therein;

                  (iv) If a Lessee shall default in the due performance and observance of any of its obligations under Section 10, 24.5, 24.6, 24.7(iv), 24.7(viii), 24.9, 24.11, 25.3 or 25.4 hereof, and such default shall continue unremedied for a period of 30 days (other than in the case of a default under Section 24.6, for which the period will be 10 days) after notice thereof shall have been given to the Lessee by the Lessor or the Master Collateral Agent, then the Lessor shall have the ability to exercise all rights, remedies, powers, privileges and claims of such Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (1) Series 1997 Vehicles the Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (2) whether or not the Lessee shall then have determined to turn back such Vehicles, any Series 1997 Vehicles for which the applicable Repurchase Period will end within one month or less;

                  (v) Upon a default in the performance (after giving effect to any grace periods provided herein) by a Lessee of its obligations or representations under Section 23.6 or 24.18 hereof with respect to any Series 1997 Vehicle, the Lessor, the Master Collateral Agent or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicle including the execution of UCC-1 financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Lessees or the Lessor, as applicable;

                  (vi) Upon the occurrence of a Liquidation Event of Default, each Servicer (or, in the case of a Liquidation Event of Default resulting from an event referred to in Section 17.1.5 of this Lease with respect to a Lessee, the Servicer in respect of which such event has occurred), will return all Series 1997 Vehicles serviced by it which are Program Vehicles to the related Manufacturer, in each case in accordance with the instructions of the Lessor. Upon the occurrence of a Series 1997 Limited Liquidation Event of Default, each Servicer will return Series 1997 Vehicles serviced by it which are Program Vehicles to the related Manufacturer and will otherwise dispose of NonProgram Vehicles to the extent necessary to generate proceeds in an amount sufficient to pay all interest on and principal of (and all other amounts due to the holders of) the applicable Series 1997 Variable Funding Notes and, if any, all other related Shared Collateral Series Notes, in each case in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right otherwise to dispose of such Vehicles and to direct the applicable Servicer to dispose of such Vehicles in accordance with its instructions. In addition, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis each Lessee necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections
         9.2 and 9.3 of the Base Indenture and each Lessee acknowledges that it has hereby granted the Lessor all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims; and

                  (vii) Upon the occurrence and during the continuation of a Lease Event of Default, the Lessor by notice in writing to a Lessee, may terminate the Power of Attorney as to such Lessee (provided that, after any such termination of the Power of Attorney, the Lessor will follow the direction of the applicable Servicer to release liens on Acquired Vehicles which liens are required to be released under the terms of this Lease).

         Section 17.4. Measure of Damages. If a Lease Event of Default occurs and the Lessor, the Master Collateral Agent or the Trustee exercises the remedies granted to the Lessor, the Master Collateral Agent or the Trustee under this Section 17 or under Section 9.2 of the Indenture, the amount that the Lessor shall be permitted to recover shall be equal to:

                  (i) all Rent and other charges, payments and amounts owed under this Lease (calculated as provided in Section 17.2); plus

                  (ii) any out-of-pocket damages and expenses which the Lessor, the Master Collateral Agent or the Trustee shall have sustained by reason of such Lease Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection.

                  (iii) without duplication of payments made pursuant to Section 5.4, interest (calculated on the basis of a 360-day year) from time to time on amounts due and unpaid under this Lease for each Interest Period in the period from the date of the Lease Event of Default or the date payments were originally due the Lessor under this Lease or from the date of each expenditure by the Lessor, the Master Collateral Agent or the Trustee, as applicable, which is recoverable from the Lessee pursuant to this Section 17, as applicable, to and including the date payments are made by the Lessee at a rate for each such Interest Period equal to the VFR for such Interest Period (converted to a rate per annum) plus 1%;

provided, however, that, to avoid duplication of payments, to the extent any amounts described in (i) through (iii) above have been paid to the Lessor, the Master Collateral Agent or the Trustee from the liquidation of the Financed Vehicles and Synthetic Lease Vehicles leased hereunder (either by receipt of payment from the Manufacturers under Manufacturer Programs, from sales of Vehicles to third parties, or otherwise), such amounts shall be deducted from amounts under this Section 17.4.

         Section 17.5. Application of Proceeds. The proceeds of any sale or other disposition of any Financed Vehicles or Synthetic Lease Vehicles pursuant to Section 17.3 shall be applied in the following order: (i) to the reasonable out-of-pocket costs and expenses incurred by the Lessor or its agent in connection with such sale or disposition, including any reasonable costs associated with repairing such Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Lease, (ii) to the payment of outstanding Rent and other charges, payments and amounts under this Lease (such proceeds to be applied first, to outstanding Monthly Variable Rent and Monthly Finance Rent pro rata, second, to outstanding Base Rent, Monthly Supplemental Payments, Additional Base Rent and Additional Synthetic Lease Payments, pro rata, third, to outstanding Termination Payments and Casualty Payments pro rata and fourth, to outstanding late charges pursuant to Sections 5.4 and 17.4(iii)), (iii) to the payment of all other amounts due hereunder and (iv) any remaining proceeds to the applicable Lessee or such Person as may be lawfully entitled thereto.

         SECTION 18. MANUFACTURER EVENTS OF DEFAULT; LESSEE PARTIAL WIND-DOWN EVENTS. (a) Upon the occurrence of a Manufacturer Event of Default with respect to a Manufacturer, the Lessees on behalf of the Lessor (a) shall no longer place Vehicle Orders for additional Vehicles from such Manufacturer (each, a "Defaulting Manufacturer"); provided that, if such Defaulting Manufacturer continues to be an Eligible Non-Program Manufacturer, then the Lessees may continue to place Vehicle Orders for Non-Program Vehicles with such Defaulting Manufacturer, and (b) shall cancel any Vehicle Order for Vehicles of such Defaulting Manufacturer to which a vehicle identification number (a "VIN") has not been assigned as of the date of such Manufacturer Event of Default (to the extent such Vehicle Order is cancelable, with or without penalty); provided that, if such Defaulting Manufacturer continues to be an Eligible Non-Program Manufacturer, then the Lessees shall not be required to cancel Vehicle Orders for Non-Program Vehicles of such Defaulting Manufacturer.

         (b) Upon the occurrence of any of the events described in Section 17.1.2, 17.1.3, 17.1.4, 17.1.5, 17.1.8 or 17.1.9 (a "Lessee Partial Wind-Down
Event") with respect to any Lessee (such Lessee, the "Defaulting Lessee"), then such Defaulting Lessee shall (a) no longer place Vehicle Orders for additional Series 1997 Vehicles and (b) shall cancel Vehicle Orders for Series 1997 Vehicles; provided, however, that if a Vehicle Order has been placed for an Acquired Vehicle and the related Manufacturer has assigned a VIN as of the date such Lessee Partial Wind-Down Event occurs, then such Vehicle Order will not be canceled. In the case of a Lessee Partial Wind-Down Event, the Lessor may (i) exercise any right or remedy in respect only of such Defaulting Lessee provided for pursuant to the provisions of Section 17.2 or 17.3 hereof and (ii) terminate the Power of Attorney with respect to such Defaulting Lessee; provided that, after any such termination of the Power of Attorney, the Lessor will follow the direction of the applicable Servicer to release liens on Acquired Vehicles, which liens are required to be released under the terms of this Lease.

         SECTION 19. CERTIFICATION OF TRADE OR BUSINESS USE. Pursuant to Section 7701 of the Code, each Lessee will deliver to the Lessor a certificate in the form of Attachment C hereto, warranting and certifying that (1) such Lessee intends to use the Acquired Vehicles leased by it hereunder in a trade or business of the Lessee, and (2) such Lessee has been advised that it will not be treated as the owner of the Acquired Vehicles leased by it hereunder for federal income tax purposes.

         SECTION 20. SURVIVAL. In the event that, during the term of this Lease, a Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Lease, until all such amounts are paid or reimbursed by the Lessee or the Guarantor.

         SECTION 21. RIGHTS OF LESSOR PLEDGED TO MASTER COLLATERAL AGENT AND TRUSTEE. Notwithstanding anything to the contrary contained in this Lease, each Lessee acknowledges that each of the Lessees and the Lessor, pursuant to the Master Collateral Agency Agreement, has granted a security interest to the Master Collateral Agent, for the benefit of the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders), in all of its right, title and interest in, to and under the Series 1997 Vehicles, the related Manufacturer Programs, the Master Collateral Account and all other Master Collateral specified in the Master Collateral Agency Agreement as being pledged by any Lessee or NFLP, and each Lessee and the Guarantor further acknowledges that the Lessor, pursuant to the NFLP Receivables Trust Agreement has conveyed to the NFLP Receivables Trustee, all NFLP's right, title and interest in respect of the Lease Payments and the Manufacturer Payment Rights and that, pursuant to the Series 1997 Variable Funding Supplements and the Indenture, the Lessor has granted a security interest to the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) in all of its right, title and interest in, to and under the NFLP Agreements (other than the Lease Payments, and the Manufacturer Payment Rights), the NFLP Receivables Trust Agreement, the NFLP Beneficial Interest, the VFN Collection Accounts and the other Series 1997 VFN Collateral described in the Series 1997 Variable Funding Supplements. Accordingly, each Lessee and the Guarantor agree that:

                  (i) Subject to the terms of the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder. Specifically, each Lessee and the Guarantor agrees that, upon the occurrence of an Amortization Event, the Trustee or, with respect to any Master Collateral, the Master Collateral Agent (for and on behalf of the Trustee) may exercise any right or remedy available upon the occurrence of the event or events giving rise to such Amortization Event against any Lessee or the Guarantor provided for herein or in the Indenture or the Master Collateral Agency Agreement, as applicable, and neither any Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

                  (ii) Upon the delivery by the Master Collateral Agent or the Trustee of any notice to a Lessee or the Guarantor stating that a Lease Event of Default or any Amortization Event has occurred, then the Lessee or the Guarantor, will, if so requested by the Master Collateral Agent (with respect to the Master Collateral) or the Trustee (with respect to the Series 1997 VFN Collateral), treat the Master Collateral Agent or the Trustee, as the case may be, or the designee of the Master Collateral Agent or the Trustee, as the case may be, for all purposes as the Lessor hereunder and in all respects comply with all obligations under this Lease that are asserted by the Master Collateral Agent or the Trustee, as the case may be, as the successor to the Lessor hereunder, irrespective of whether the Lessee or the Guarantor has received any such notice from the Lessor;

                  (iii) Each Lessee acknowledges that pursuant to the Indenture, the Lessor has irrevocably authorized and directed the Lessees to, and the Lessees shall, make payments of Rent and other charges and payments under this Lease by deposit directly to the Series 1997 Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and the Series 1997 Variable Funding Supplements (or to such other account as the Trustee may from time to time specify to the Lessees), and such payments shall discharge the obligation of the Lessees to the Lessor hereunder with respect to Rent and other charges and payments to the extent of such payments;

                  (iv) Upon request made by the Master Collateral Agent at any time, each Lessee will take such actions as are requested by the Master Collateral Agent to maintain the Master Collateral Agent's perfected first priority security interest in the Vehicles leased by such Lessee under this Lease, the Certificates of Title with respect thereto and the Master Collateral pursuant to the Master Collateral Agency Agreement;

                  (v) The Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of each Lessee, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property of such Lessee sold pursuant to Section 9.3 of the Base Indenture (including without limitation, any Financed Vehicles and Synthetic Lease Vehicles), and for such other purposes as are necessary or desirable to effectuate the provisions of the Indenture and for that purpose the Trustee may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, each Lessee hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, the Lessee shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all such property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                  (vi) In the event that the Trustee determines to take action pursuant to the provisions of Section 9.2(e) of the Base Indenture, the Trustee may, without notice to the Lessor (unless such notice is required by applicable state law), any Servicer, any Lessee or the Guarantor, direct the Master Collateral Agent to take legal proceedings for the appointment of a receiver to take possession of Series 1997 Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver for the Series 1997 Vehicles, and none of the Lessor, any Servicer, any Lessee or the Guarantor shall object to such appointment; and

                  (vii) Each Lessee hereby authorizes the Lessor and the Trustee, as applicable, to give directions to the Master Collateral Agent to perform any obligation which the Lessee shall have failed to perform under the Related Documents, including, but not limited to, any directions permitted by Section 3.4 of the Master Collateral Agency Agreement.

         SECTION 22. MODIFICATION AND SEVERABILITY. No delay on the part of the Lessor, the Trustee or the Master Collateral Agent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Lease shall in any event be effective unless (a) the same shall be in writing and signed and delivered by the Lessor, the Lessees, and (except as to the matters referred to in Section 28.3) the Guarantor, and consented to in writing by the Trustee, Required VFN Noteholders and the Majority Credit Enhancers, and (b) the Lessor shall have received in writing confirmation from each of the Rating Agencies that its then current rating with respect to any Commercial Paper Notes will not be reduced or withdrawn as a result thereof.

         Notwithstanding the foregoing provisions of this Section 22, the Lessor, the Lessees and the Guarantor may, at any time and from time to time, without the consent of the Trustee or the Series 1997 Variable Funding Noteholders, enter into any amendment, supplement or other modification to this Lease to cure any apparent ambiguity or to correct or supplement any provision in this Lease that may be inconsistent with any other provision herein; provided, however, that (i) any such action shall not have a materially adverse effect on the interests of the providers of Enhancement for any Series 1997 Variable Funding Notes or the Series 1997 Variable Funding Noteholders as set forth, at the request of the Trustee, in an Opinion of Counsel and a certificate of the Lessor and Lessees addressed to the Trustee and (ii) a copy of such amendment, supplement or other modification is furnished to the Trustee, each Enhancement Provider with respect to any Series 1997 Variable Funding Notes and each Rating Agency in accordance with the notice provisions hereof not later than ten days prior to the execution thereof by the Lessor, the Lessees and the Guarantor.

         SECTION 23. CERTAIN REPRESENTATIONS AND WARRANTIES. Each Lessee and Servicer represents and warrants to the Lessor, as to itself and the Series 1997 Vehicles leased by it, and the Guarantor represents and warrants to the Lessor as to itself and as to each Lessee and Servicer and as to all Series 1997 Vehicles, that, as of the VFN Closing Date and, except to the extent such representation and warranty expressly relates to an earlier date, (i) as of each Vehicle Funding Date and (ii) as of the Closing Date with respect to each Series of Shared Collateral Series Notes):

         Section 23.1. Organization; Power; Qualification. The Guarantor and each Lessee (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect.

         Section 23.2. Authorization; Enforceability. The Guarantor and each Lessee (in its capacities as Lessee and as Servicer) has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Lease and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Lease has been duly executed and delivered by the Guarantor and each Lessee and is, and each of the other Related Documents to which any Lessee or the Guarantor is a party is, a legal, valid and binding obligation of such Lessee or the Guarantor, as applicable, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

         Section 23.3. Compliance. The execution, delivery and performance, in accordance with their respective terms, by each Lessee (in its capacities as a Lessee and as a Servicer) and the Guarantor of this Lease and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (ii) violate any applicable law with respect to any Lessee, Servicer or the Guarantor or otherwise, as applicable, which violation is reasonably likely to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of any Lessee, Servicer or the Guarantor, or under any indenture, agreement, or other instrument to which any Lessee (in its capacity as Lessee or as Servicer or otherwise) or the Guarantor, is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor or any Lessee, except Permitted Encumbrances.

         Section 23.4. Financial Information; Financial Condition. All financial statements (including the notes thereto) referred to in the following sentence and hereafter furnished to the Lessor, the Master Collateral Agent or the Trustee pursuant to Section 24.7 hereof have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby, subject, in the case of all unaudited statements, to normal year-end adjustments and lack of footnotes and other presentation items. Such financial statements include the audited consolidated balance sheet of the Guarantor and its Consolidated Subsidiaries as of December 31, 1996 (restated as of August 19, 1997) and the related statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ending on such date, which have been furnished to the Lessor and the Trustee on or prior to the date hereof.

         Section 23.5. Litigation. Except for claims as to which the insurer has admitted coverage in writing and which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's and the Lessee's knowledge, threatened against the Guarantor or any Lessee which is reasonably likely to have a Material Adverse Effect.

         Section 23.6. Liens. The Series 1997 Vehicles and other Master Collateral are free and clear of all Liens other than Permitted Liens. The Lessor (or the Master Collateral Agent on behalf of the Lessor) has obtained, as security for the liabilities of the Lessees under this Lease, a first priority perfected security interest on all Series 1997 Vehicles and all the other Master Collateral with respect to which the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) or any Other VFN Beneficiary is designated as the Beneficiary under the Master Collateral Agency Agreement. All Vehicle Perfection and Documentation Requirements with respect to all Series 1997 Vehicles (other than Series 1997 Vehicles in the Initial Fleet) on or after the date hereof have and will continue to be satisfied, except to the extent that the failure to comply with such requirements does not, in the aggregate, materially adversely affect either the interests of the Lessor or Series 1997 Variable Funding Noteholders under this Lease or the Indenture or the likelihood of payment of all Rent and other charges and payments due under this Lease.

         Section 23.7. Employee Benefit Plans. (a): (i) During the twelve consecutive month period prior to the date hereof and prior to the VFN Closing Date, each Vehicle Funding Date and the Closing Date for each Series of Shared Collateral Series Notes, no steps have been taken by the Guarantor, any Lessee, or any member of the Controlled Group, or to the knowledge of the Guarantor or any Lessee, by any Person, to terminate any Pension Plan that could give rise to any liability under Title IV of ERISA and (ii) no contribution failure has occurred or exists with respect to any Pension Plan maintained or previously maintained by the Guarantor, any Lessee, or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Lessee, or any member of the Controlled Group of liabilities (including, without limitation, Multiemployer Plan and Multiple Employer Plan withdrawal liabilities), fines or penalties in an amount that will have a Material Adverse Effect.

         Section 23.8. Securities Laws. Neither the Guarantor nor any Lessee is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act, and the entering into or performance by the Guarantor and the Lessees of this Lease does not violate any provision of such Act and does not require any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other similar governmental or public body or authority.

         Section 23.9. Regulations G, T, U and X. Neither the Guarantor nor any Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System). Neither the Guarantor nor any Lessee nor any Person acting on behalf of any of them has taken or will take action to cause the execution, delivery or performance of this Lease or the financing or acquisition of the Series

1997 Vehicles to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 23.10. Business Locations; Trade Names. Schedule 23.10 lists where each Lessee and the Guarantor maintains its chief executive office, principal place of business, and location of its consolidated business and financial records as of the VFN Closing Date; and Schedule 23.10 also lists as of the VFN Closing Date the legal name of each Lessee and the Guarantor and each name under or by which each Lessee and the Guarantor conducts its business and each state in which any Lessee or the Guarantor conducts business.

         Section 23.11. Taxes. The Guarantor and each Lessee has filed all material tax returns which have been required to be filed by it, and has paid or provided in all material respects adequate reserves for the payment of all taxes, including, without limitation, all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the VFN Closing Date, there is no ongoing audit (other than routine audits) or, to the Guarantor's or any Lessee's knowledge, other governmental investigation of the tax liability of the Guarantor or any Lessee and there is no unresolved claim by a taxing authority concerning the Guarantor's or any Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which, in all material respects, adequate reserves have been established, and are being maintained, in accordance with GAAP.

         Section 23.12. Governmental Authorizations. The Guarantor and each Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations is not reasonably likely to have a Material Adverse Effect.

         Section 23.13. Absence of Default. The Guarantor and each Lessee is in compliance with all of the provisions of its certificate of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Lease Event of Default or Potential Lease Event of Default, or (ii) an event of default by the Guarantor and each Lessee, under any material indenture, agreement or other instrument (other than the Related Documents) that is reasonably likely to have a Material Adverse Effect, and neither the Guarantor nor any Lessee is subject to any judgment, decree or final order pursuant to which the Guarantor and each Lessee, or any of their respective properties may be bound or affected that is reasonably likely to have a Material Adverse Effect.

         Section 23.14. Compliance with Requirements of Law. The Guarantor and each Lessee: (i) are not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property (other than Environmental Laws, which are separately addressed in Section 23.18 hereof), which violation is reasonably likely to have a Material

Adverse Effect, and no such violation has been alleged, (ii) have filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such material filings is true, correct and complete in all material respects), except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) have retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

         Section 23.15. Eligible Vehicles; Fleet Sharing Parties. Each Vehicle is or will be, on the Vehicle Funding Date therefor hereunder, an Eligible Vehicle, and each party sharing a Vehicle with the Lessor is or will be, as the case may be, a Fleet Sharing Party on the date that the Fleet Sharing Agreement applicable to such Vehicle commences.

         Section 23.16. Title to Assets. The Guarantor and each Lessee has good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except to the extent no Material Adverse Effect is reasonably likely to result. The assets of the Guarantor and each Lessee are in reasonably good repair and operating condition (subject to normal wear and tear and normal course reserves and accruals), except to the extent no Material Adverse Effect is likely to result.

         Section 23.17. Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Lessor, the Trustee or the Master Collateral Agent by the Guarantor or any Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, be complete and correct in all material respects to the extent necessary to give the Lessor, the Trustee or the Master Collateral Agent, as the case may be, true and accurate knowledge of the subject matter thereof, and the furnishing of the same to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, shall constitute a representation and warranty by the Guarantor and the Lessee made on the date the same are furnished to the Lessor, the Trustee or the Master Collateral Agent, as the case may be, to the effect specified herein.

         Section 23.18. Environmental Matters. (a) The Guarantor and each Lessee, to its knowledge, is in compliance with all Environmental Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

         (b) The Guarantor and each Lessee, to its knowledge, has obtained and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business, except for such failure to obtain or comply which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         (c) The Guarantor and each Lessee, to its knowledge, has not, since the VFN Closing Date, received any written notice, claim, demand, report or other information that it has not provided to the Lessor, the Trustee and each Rating Agency regarding any violation by the Guarantor or any Lessee of, or liabilities of the Guarantor or any Lessee under, Environmental Laws (including without limitation liability for investigatory costs, cleanup or remediation or removal costs, governmental response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of or relating to the presence, discharge, emission, release or threatened release of any Hazardous Substances at any location), except for any such violation or liability that would not reasonably be expected to have a Material Adverse Effect.

         (d) Neither the Guarantor nor any Lessee has entered into, has agreed to, or is subject to any judgment, decree, or order under any Environmental Law, including without limitation relating to compliance or to investigation, cleanup, remediation or removal of Hazardous Substances, which judgment, decree, or order would reasonably be expected to have a Material Adverse Effect.

         Section 23.19. Burdensome Provisions. Neither the Guarantor nor any Lessee is a party to or bound by any Contractual Obligation that is reasonably likely to have a Material Adverse Effect.

         Section 23.20. Solvency. Neither the Guarantor nor any Lessee is insolvent (as such term is defined in the Bankruptcy Code), and the Guarantor and each Lessee has adequate capital or assets to carry on its businesses, and intends to and believes that it will be able to pay its debts as such debts become due.

         Section 23.21. Ownership. All partnership interests in the Lessor, or stock of the General Partner, owned by the Guarantor or any Lessee are owned free and clear of all Liens.

         Section 23.22. Necessary Actions. Upon the applicable Servicer causing the Lien of the Master Collateral Agent to be noted on the Certificates of Title with respect to the Vehicles or as otherwise provided for by the Master Collateral Agency Agreement or the Indenture, all filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted to the Master Collateral Agent in respect of the Master Collateral have been accomplished and the security interest granted to the Master Collateral Agent pursuant to the Master Collateral Agency Agreement in and to the Master Collateral constitutes a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens other than Permitted Liens and is entitled to all rights, priorities and benefits afforded to perfected security interests by the UCC or other relevant law as enacted in any relevant jurisdiction.

         Section 23.23. Supplemental Documents True and Correct. All information contained in any Vehicle Order or any other material Supplemental Document which has been submitted, or which may hereafter be submitted by the Guarantor or any Lessee to the Lessor is, or will be, true, correct and complete in all material respects.

         Section 23.24. Initial Vehicles. As of the VFN Closing Date, there are no Initial Vehicles that are part of the Refinanced Vehicles.

         SECTION 24. CERTAIN AFFIRMATIVE COVENANTS. Each Lessee and, as applicable, each Servicer and the Master Servicer, covenants and agrees that, until the expiration or termination of this Lease, and thereafter until the obligations of such Lessee and such Servicer under this Lease and the Related Documents are satisfied in full, unless at any time the Lessor, the Master Collateral Agent (solely in respect of Sections 24.2, 24.3, 24.4 (as it relates to keeping adequate books and records of account in which complete entries will be made), 24.6, clauses (iii) through (viii) of Section 24.7 and Sections 24.8, 24.12, 24.13, 24.14 and 24.18) and the Trustee shall otherwise expressly consent in writing, it will:

         Section 24.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence and corporate power and authority to own its properties and to carry on its business, (ii) be duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary except where the failure to so qualify is not reasonably likely to have a Material Adverse Effect and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith is not reasonably likely to, in the aggregate, have a Material Adverse Effect.

         Section 24.2. Books, Records and Inspections. (i) Maintain complete and accurate books and records with respect to Vehicles leased under this Lease and the other Master Collateral; (ii) at any time and from time to time during regular business hours, upon not less than reasonable prior notice from the Lessor, the Master Collateral Agent or the Trustee, permit the Lessor, the Master Collateral Agent or the Trustee (or such other person who may be designated from time to time by the Lessor, the Master Collateral Agent or the Trustee), or its agents or representatives to examine and make copies of such books, records and documents in the possession or under the control of the Lessee relating to the Vehicles leased under this Lease and the other Master Collateral as the Lessor, the Master Collateral Agent, the Trustee, or such person may reasonably request (including in connection with the Lessor's, the Trustee's or the Master Collateral Agent's satisfaction of any requests of a Manufacturer performing an audit under its Manufacturer Program); (iii) permit the Lessor, the Master Collateral Agent or the Trustee to visit the office (which office shall be in the continental United States and, if it is not the office where such materials normally are kept, shall be accessible without unreasonable effort or expense) and properties of the Lessee, Servicer or Master Servicer for the purpose of examining such materials, and to discuss matters relating to the Vehicles leased under this Lease and the other Master
Collateral or the Lessee's (or the Servicer's or Master Servicer's) performance under this Lease with the Lessee's or Master Servicer's independent public accountants or with any of the officers or employees of the Lessee or the Master Servicer having knowledge of such matters; (iv) permit the Lessor, the Master Collateral Agent or the Trustee or any authorized representative of the Lessor, the Master Collateral Agent or the Trustee, during reasonable business hours from time to time, upon reasonable prior notice, without disruption of the Lessees' or the Fleet Sharing Parties' business and subject to applicable law, to inspect Series

1997 Vehicles and registration certificates, Certificates of Title and related documents covering Series 1997 Vehicles wherever the same may be located; and
(v) make reasonable efforts to confirm to the Lessor, the Master Collateral Agent and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's, the Master Collateral Agent's or the Trustee's inspection (such inspection to be conducted without disturbing the ordinary conduct of such Lessee's business) within a reasonable time period, not to exceed forty-five (45) days, the Vehicles at the location where the Vehicles are normally domiciled; provided, however, that in the case of clauses (ii), (iii) and (iv) above, any of the Master Collateral Agent and the Trustee and/or their agents or representatives, as applicable, examining any such material shall perform such examination at the same time as the other such parties performing such examination of such material.

         Section 24.3. Maintenance of Properties. Maintain or cause to be maintained (i) in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties, including, without limitation, vehicles necessary for the operation of its businesses, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto, except to the extent no Material Adverse Effect is reasonably likely to result, and
(ii) good, legal and marketable title to, or a valid leasehold interest in, all of its assets other than in the case of any Vehicles or other assets that, in the aggregate, are immaterial.

         Section 24.4. Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of their respective properties and assets.

         Section 24.5. Insurance. (a) Maintain or cause to be maintained, with financially sound and reputable insurers satisfactory to the Lessor and the Trustee, (i) personal injury and damage insurance (including self-insurance) with respect to the Vehicles and (ii) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations and the Guarantor and each Lessee shall, from time to time, deliver to the Lessor and the Trustee (as the Lessor or the Trustee shall request), copies of certificates describing all insurance then in effect; provided, however, that any Lessee may continue its current practices of self-insurance setting aside adequate reserves to cover any and all losses: (x) which would otherwise be covered under any standard comprehensive and collision policies of insurance; and (y) arising from liability to third parties for bodily injuries, death, and property damage in an aggregate amount reasonably determined by such Lessee and not less than that which is customary for companies of a similar size or engaged in the same or similar activities; provided, further, however, that the Lessees shall obtain excess insurance coverage in an amount not less than Thirty Million Dollars ($30,000,000) for any claims of liability against the Lessees relating to their ownership or use of vehicles.

         (b) Require that each insurance policy referred to in the foregoing clause (a) provide for at least thirty (30) days' prior written notice to the Master Collateral Agent of any termination of or proposed cancellation or nonrenewal of such policy and that each insurance policy insuring assets pledged to the Master Collateral Agent name the Master Collateral Agent as an additional insured or additional loss payee, as appropriate, pursuant to certificates in form and substance reasonably satisfactory to the Master Collateral Agent.

         Section 24.6. Manufacturer Programs. Turn in each Program Vehicle leased by a Lessee hereunder to the relevant Manufacturer within the Repurchase Period therefor pursuant to Section 12.2. (unless the Lessee (i) sells such Vehicle pursuant to Section 27 and, prior to the end of the Repurchase Period therefor, causes to be deposited to the Master Collateral Account the sales proceeds therefor in cash in the amount required pursuant to such Section, (ii) purchases such Vehicle as permitted by, and pursuant to the requirements of, this Lease and, prior to the end of the Repurchase Period therefor, deposits to the Series 1997 Collection Account the purchase price therefor in cash in the amount so required, (iii) in the case of any Series 1997 Vehicle that becomes a Casualty or ceases to be an Eligible Vehicle, deposits to the Series 1997 Collection Account the Casualty Payment therefor in cash pursuant to Section 7 or (iv) redesignates such Vehicle as a Non-Program Vehicle in accordance with
Section 14); and, with respect to each Program Vehicle leased by the Lessee hereunder, comply in all material respects with all of its obligations under the Manufacturer Program relating to such Vehicle.

         Section 24.7. Reporting Requirements. Except as otherwise specified below, furnish, or cause to be furnished to the Lessor, the Master Collateral Agent, each Support Credit Enhancer and the Trustee and, in the case of items
(i), (ii), (iii)(b), (vi) and (x) below, each Rating Agency, and, in the case of items (i), (ii), (iii), (vi), (viii) and (xi), any Holder of any Series 1997 Variable Funding Note that has delivered to the Lessor a written request for same:

                  (i) Audit Report. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Guarantor, (x) consolidated financial statements consisting of a balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year and statements of income, stockholders' equity and cash flows of the Guarantor and its Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year (if applicable), certified by and containing an opinion, unqualified as to scope, of Arthur Andersen L.L.P. or other independent certified public accountants of nationally recognized standing selected by the Guarantor and acceptable to the Lessor and the Trustee, and (y) an Officer's Certificate of the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of Republic, addressed to the Lessor, the Trustee and the Master Collateral Agent stating that, such officer has reviewed the books and records of the Guarantor and its Subsidiaries, and certifying that no Potential Lease Event of Default or Lease Event of Default has occurred which was continuing at the close of such fiscal year or on the date of such Officer's Certificate or, if such an event has occurred and was continuing at the close of such fiscal year or on the date of such Officer's Certificate, the nature of such event;

                  (ii) Quarterly Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Guarantor, (x) financial statements consisting of consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such quarter and statements of income, stockholders' equity and cash flows of the Guarantor and its Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year (if applicable), all in reasonable detail and certified (subject to normal year-end audit adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP, and (y) a letter from such officer addressed to the Lessor, the Trustee and the Master Collateral Agent stating that no Potential Lease Event of Default or Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Guarantor proposes to take with respect thereto;

                  (iii) Lease Events of Default; Amortization Events. Promptly after becoming aware thereof, (a) notice of the occurrence of any Potential Lease Event of Default or Lease Event of Default, together with a written statement of an Authorized Officer of the Lessee describing such event and the action that the Guarantor or the applicable Lessee proposes to take with respect thereto, and (b) notice of any Potential Amortization Event or Amortization Event;

                  (iv) Monthly Vehicle Statements. To the Master Collateral Agent, on or before each Determination Date, the Master Servicer shall deliver a monthly vehicle statement (each, a "Monthly Vehicle Statement") which shall specify (i) the last eight digits of the VIN for each Series 1997 Vehicle leased hereunder during the Related Month by each Lessee, (ii) whether such Vehicle is leased under Annex A, Annex B or Annex C hereto, (iii) the Capitalized Cost for each such Vehicle and (iv) the aggregate Net Book Value of such Vehicles as of the end of the Related Month;

                  (v) Daily Reports. To the Master Collateral Agent, within one Business Day after a request for any Daily Report (as defined below) is made by the Master Collateral Agent, the Master Servicer shall deliver a copy of such Daily Report. On each Business Day commencing on the Lease Commencement Date, the Master Servicer shall prepare and maintain at its office a record (each, a "Daily Report") setting forth the aggregate of the amounts deposited in the Collection Account on the immediately preceding Business Day, which shall consist of: (A) the aggregate amount of payments received from Manufacturers and/or auction dealers under Manufacturer Programs related to the Series 1997 Vehicles and deposited in the Collection Account from the Master Collateral

         Account or otherwise, plus (B) the aggregate amount of proceeds received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Series 1997 Vehicles and deposited in the Collection Account from the Master Collateral Account or otherwise, plus (C) the aggregate amount of other Collections deposited in the VFN Collection Account;

                  (vi) Monthly Certificate. On or before each Determination Date, an Officer's Certificate of the Master Servicer substantially in the form of Exhibit A (each, a "Monthly Certificate") setting forth, inter alia, the following information (which, in the cases of clauses
         (c), (d) and (e) below, will be expressed as a dollar amount per $1,000 of the original principal amount of the applicable Series of Series 1997 Notes and as a percentage of the outstanding principal balance of the Notes as of such date): (a) the aggregate amount of payments received in respect of Series 1997 Vehicles from the Manufacturers and/or auction dealers under Manufacturer Programs and the aggregate amount of payments received from third parties (other than Manufacturers and auction dealers) with respect to the sale of Series 1997 Vehicles and deposited in the Collection Account from the Master Collateral Account or otherwise and the aggregate amount of other Collections deposited in the Collection Account; (b) the Invested Percentage with respect to Principal Collections and with respect to Interest Collections on the last day of the Related Month of each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes; (c) for each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the total amount to be distributed to Noteholders of such Series on the next succeeding Distribution Date;
         (d) for each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Note and each class of each Series of Shared Collateral Series Notes, the amount of such distribution allocable to principal on the Notes; (e) for each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the amount of such distribution allocable to interest on the Notes; (f) for each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the amount of Enhancement used or drawn in connection with the distribution to Noteholders of such Series or class on the next succeeding Distribution Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (g) for each Series of the Series 1997 Variable Funding Notes and, if any, each other Series of Shared Collateral Series Notes, the Series Monthly Servicing Fee for the next succeeding Payment Date; (h) for each other Series, if any, of Shared Collateral Series Notes and each class of each Series of Shared Collateral Series Notes, the existing Carryover Controlled Amortization Amount, if any; (i) the Series 1997 Aggregate Asset Amount and the amount of the Series 1997 Asset Amount Deficiency, if any, at the close of business on the last day of the Related Month;
         (j) if Enhancement is provided for any other Series, if any, of Shared Collateral Series Notes or any class of a Series of Shared

         Collateral Series Notes by means of overcollateralization, the amount of recoveries and losses for the Related Month, whether an Enhancement Deficiency exists with respect to such Series or class and the amount thereof, or the amount available for such overcollateralization; (k) whether, to the knowledge of the Master Servicer, any Lien exists on any of the Master Collateral or Series 1997 Collateral (other than Liens granted pursuant to the Indenture and the other Related Documents or permitted thereunder) which is reasonably likely to have a Material Adverse Effect ; (l) the Series 1997 Program Percentage as of the end of the Related Month; (m) the Series 1997 NonProgram Percentage as of the end of the Related Month; (n) with respect to each Manufacturer, the percentage of all Series 1997 Vehicles as of the end of the Related Month which were Program Vehicles manufactured by such Manufacturer;
         (o) with respect to each Manufacturer, the percentage of all Series 1997 Vehicles as of the end of the Related Month which were Non-Program Vehicles manufactured by such Manufacturer; and (p) a list of each Additional Lessee that became a party to this Lease during the Related Month;

                  (vii) Non-Program Vehicle Report. On a semi-annual basis commencing March 31, 1998, or as otherwise agreed by Standard & Poor's, the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer and which is acceptable to Standard & Poor's) to furnish a report (the "Non-Program Vehicle Report") to the Rating Agencies, with a copy furnished to the Lessor and the Trustee, to the effect that they have performed certain agreed upon procedures, specifically (i) compared the procedures related to the calculation of Disposition Proceeds and Termination Payments obtained from the sale or other disposition of Non-Program Vehicles (other than Casualties) sold or otherwise disposed of during each Related Month to those procedures outlined in the Related Documents and compared the results of such procedures to the corresponding amounts set forth in the Daily Reports prepared by the Master Servicer pursuant to Section 24.7(v), (ii) compared the procedures related to the calculation of the Measurement Month Average for each Measurement Month in such period to those procedures outlined in the Related Agreements and compared the results of such procedures with the corresponding amounts set forth in the Monthly Certificate prepared by the Master Servicer pursuant to Section 24.7(vi) and (iii) compared the procedures related to the calculation of the Net Book Value of Series 1997 Vehicles which are Non-Program Vehicles for the Related Month to those procedures outlined in the Related Documents and compared the results of such procedures to the amounts set forth in the Monthly Certificate prepared by the Master Servicer, and that on the basis of such comparisons referenced in (i),
         (ii) and (iii) such accountants are reporting that (a) the procedures are in compliance with the requirements of the Related Documents and
         (b) the results of such procedures are in agreement with the amounts set forth in the various reports provided by the Master Servicer, in each case except for such exception resulting in a discrepancy of no more than 5% in a reported dollar amount and such other exceptions as shall be set forth in such Non-Program Vehicle Report;

                  (viii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program or prospective change in any Manufacturer Program;

                  (ix) Litigation. Promptly after becoming aware thereof, notice of any claims, litigation, arbitration, governmental investigation or proceeding or inquiry that is pending or, to the best of the Guarantor's or any Lessee's knowledge, threatened against the Guarantor or any Lessee which is reasonably likely to have a Material Adverse Effect;

                  (x)    ERISA. Promptly after becoming aware thereof, notice of
         (x) the termination of any Pension Plan; (y) the failure to make a contribution to any Pension Plan maintained by the Guarantor, any Lessee or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA; and (z) the existence or occurrence of a condition, event or transaction with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor, any Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that is reasonably likely to have a Material Adverse Effect;

                  (xi) Notice of Final Judgement. Promptly, provide to Moody's notice of any final judgement rendered against the Lessor; and

                  (xii) Other. Promptly, from time to time, such other information, documents, or reports respecting the Series 1997 Vehicles or the other Master Collateral or the condition, financial or otherwise, or operations of the Guarantor, the Lessees, the Master Servicer or the Servicers as the Lessor, the Master Collateral Agent or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Master Collateral Agent or the Trustee under or as contemplated by this Lease or any other Related Document.

         Section 24.8. Taxes and Liabilities. Pay when due all material taxes, assessments and other material (determined on a consolidated basis) liabilities (including titling fees and registration fees payable with respect to Vehicles) except as contested in good faith and by appropriate proceedings with respect to which in all material respects adequate reserves have been established, and are being maintained, in accordance with GAAP and such nonpayment is not reasonably likely to result in a Material Adverse Effect.

         Section 24.9. Maintenance of the Vehicles. (i) Maintain and cause to be maintained in good repair, working order, and condition all of the Series 1997 Vehicles in accordance with its ordinary business practices with respect to all other vehicles owned by it and will use commercially reasonable efforts to maintain each such Vehicle that is a Program Vehicle as an eligible vehicle under the related Manufacturer Program, except in each case to the extent that any such failure to comply with such requirements is not reasonably likely to, in the aggregate, materially adversely affect the interests of the Lessor, the Master Collateral Agent, any Support Credit Enhancer or the Trustee in, to and under this Lease, the Master Collateral Agency Agreement and its supplements and addenda, the Indenture and the Series 1997 Variable Funding Supplements, or the likelihood of the Lessee's payment of its obligations hereunder and (ii) perform all of its obligations as Servicer as set forth in the Master Collateral Agency

Agreement and its supplements and addenda, the Indenture and the Series 1997 Variable Funding Supplements, or the likelihood of the Lessee's payment of its obligations hereunder and (ii) perform all of its obligations as Servicer as set forth in the Master Collateral Agency Agreement.

         Section 24.10. Maintenance of Separate Existence. (i) Maintain in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in that certain opinion letter issued by Mayer, Brown & Platt, dated October 29, 1997 addressing the issue of substantive consolidation as it may relate to the Guarantor, the Lessees and the Lessor (a copy of which opinion letter the Guarantor and each Lessee hereby acknowledges it has received) and relating to it, and (ii) on a semi-annual basis, provide to the Rating Agencies, the Trustee and the Master Collateral Agent an Officer's Certificate certifying that it is in compliance with its obligations under this Section 24.10.

         Section 24.11. Maintenance of Enhancement. Maintain the Series 1997 Letters of Credit or other Enhancement for the Series 1997 Variable Funding Notes and, if any, other Shared Collateral Series Notes in a stated amount equal to or greater than the amount required by Moody's and S&P in order to maintain a rating of not less than A-1 by S&P and (after the earlier of the issuance of a rating of the Commercial Paper Notes by Moody's and the 31st day after the VFN Closing Date) P-1 by Moody's on the Commercial Paper Notes.

         Section 24.12. Repurchase Payments; Sales Proceeds. (i) Direct each Manufacturer to make all payments under the Manufacturer Programs with respect to Program Vehicles leased under this Lease directly to the Master Collateral Account; (ii) cause all payments by any other Persons (including payments contemplated by Section 12.2) with respect to any Master Collateral (other than the Master Collateral described in the proviso to this Section) to be made directly to the Master Collateral Account; (iii) in the case of any such payments with respect to any Master Collateral received directly by the Lessee, except as described in the proviso to this Section, by the second Business Day following its receipt thereof, deposit such payments into the Master Collateral Account; and (iv) within two Business Days of the Lessee's receipt thereof, deposit all amounts representing the proceeds from sales by auction dealers under a Guaranteed Depreciation Program and sales (including amounts paid to the Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Manufacturer Program) of Vehicles by the Lessee to third parties (other than under any related Manufacturer Program) into the Master Collateral Account; provided, however, that insurance proceeds with respect to Vehicles will only be deposited into the Master Collateral Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

         Section 24.13. Certificates of Title: Verification of Titles. (i) Take, or cause to be taken, such action as shall be necessary to submit all of the Certificates of Title (except the Certificates of Title for the Initial Fleet) to the appropriate state authority for notation of the Master Collateral Agent's lien thereon (it being understood and agreed that pursuant to the Master Collateral Agency Agreement, the original Certificates of Title relating to the Series 1997 Vehicles and reflecting such lien notation by the appropriate state authority shall be held by the applicable Servicer thereof, in trust for the benefit of the Master Collateral Agent and the Trustee as assignee of the Lessor, and the Certificates of Title shall be subject to all of the provisions of the Master Collateral Agency Agreement); (ii) no more than semiannually, upon the request of any one (but not more than one) of the Lessor, the Trustee or the Master Collateral Agent, cause a title check of a representative or random sample of titles (such random sample to be compiled taking into account the multiple locations at which the Certificates of Title with respect to the Series 1997 Vehicles are held by the Servicer) by a Person acceptable to the Lessor, the Trustee and the Master Collateral Agent on a reasonable number (but in no event less than 2%) of the Series 1997 Vehicles, including verification that the titles reflect the pledge to the Master Collateral Agent, and prepare a report of exceptions with the results of such title check and cause such report to be furnished to the Lessor, the Trustee, the Master Collateral Agent and the Rating Agencies (provided, however, if (x) any such title check reveals that 10% of such sample does not comply with the requirement that (1) the Master Collateral Agent be noted as the first lienholder on such titles or (2) the Lessor (or, in the case of Financed Vehicles and the Synthetic Lease Vehicles, the applicable Lessee) be listed as the registered owner on such titles or (y) a Potential Lease Event of Default or Lease Event of Default has occurred and is continuing, then upon the request of the Master Collateral Agent, the Lessor or the Trustee, the Master Servicer will cause additional title checks to be performed (at the Lessee's expense) on a reasonable number of the Series 1997 Vehicles); and (iii) at any time, upon the request of the Lessor, the Trustee or the Master Collateral Agent, cause (at the requesting party's expense) a title check in accordance with the above stated procedures to be performed on the Series 1997 Vehicles.

         Section 24.14. Master Collateral Agency Agreement. Concurrently with each leasing of a Vehicle under this Lease, indicate on its computer records that the Master Collateral Agent as assignee of the Lessor or the Lessee, as the case may be, is the holder of a Lien on such Vehicle for the benefit of the Trustee and the Other VFN Beneficiaries pursuant to the terms of the Master Collateral Agency Agreement. The Lessee shall not utilize selection procedures which it believes are adverse to the Lessor or the Trustee in selecting the Series 1997 Vehicles to be designated to NFLP, as a Financing Source and the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders), as a Beneficiary under the Master Collateral Agreement or to the Other VFN Beneficiaries.

         Section 24.15. Compliance with Laws. (i) Not violate any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation is reasonably likely to have a Material Adverse Effect, (ii) file in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality, except where failure to make such filings is not reasonably likely to have a Material Adverse Effect and (iii) retain all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records is not reasonably likely to have a Material Adverse Effect.

         Section 24.16. Delivery of Information. Provide the Lessor with any information or materials reasonably necessary for the Lessor to comply with its obligations under the Indenture or any of the Liquidity Agreements.

         Section 24.17. Restrictions. Insure that the Series 1997 Non-Program Percentage shall not exceed the Maximum Non-Program Percentage.

         Section 24.18. Deliveries: Further Assurances. At its sole expense, (i) immediately deliver or cause to be delivered to the Lessor (or the Master Collateral Agent on the Lessor's behalf), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the Master Collateral with respect to which the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) or any Other VFN Beneficiary, is designated as the Beneficiary (it being understood that the Certificates of Title shall be held by the Servicer of such Vehicles or the Master Collateral Agent, as the case may be, pursuant to the provisions of the Master Collateral Agency Agreement), and (ii) execute and deliver, or cause to be executed and delivered, to the Lessor or the Master Collateral Agent, as the case may be, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lessor, the Master Collateral Agent or the Trustee, as the case may be), such assignments, security agreements, mortgages, consents, waivers, financing statements, and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lessor, the Master Collateral Agent, the Trustee and each Other VFN Beneficiary a valid perfected first-priority Lien on and security interest in all of the Master Collateral with respect to which the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) or any Other VFN Beneficiary is designated as the Beneficiary now or hereafter existing or acquired.

         Section 24.19. Additional Actions. The Master Servicer shall:

                  (a) instruct the Trustee or the Paying Agent, as applicable, to make withdrawals and payments from the VFN Collection Accounts, as contemplated in the Indenture;

                  (b) at the request of the Trustee as required or permitted upon or after the occurrence of events specified in the Indenture and, to the extent permitted under and in compliance with applicable laws and regulations, execute and deliver, for the benefit of the Series 1997 Variable Funding Noteholders under the Indenture, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Manufacturer Programs or any Enhancement;

                  (c) upon the occurrence of a Lease Payment Deficit, deliver to the Trustee a notice in the form attached hereto as Exhibit B; and

                  (d) supervise the servicing of the Series 1997 Vehicles and perform such other functions and take such other actions as it is designated to perform or take pursuant to the terms and conditions of any Related Document.

         Section 24.20. Fleet Sharing Agreements. Each Lessee agrees that each Fleet Sharing Agreement will include provisions consistent with those contained in Section 31 of this Lease pursuant to which, inter alia, each Fleet Sharing Party expressly and irrevocably submits to the non-exclusive jurisdiction of all federal and state courts of the State of New York and shall also include a provision whereby each Fleet Sharing Party agrees to be bound by the provisions of Section 9.2(b) of the Base Indenture.

         Section 24.21. Minimum Depreciation Rate. Each Servicer and the Master Servicer agree that the Depreciation Schedules with respect to Non-Program Vehicles leased under this Lease shall be established such that the weighted average Depreciation Charges accruing with respect to each Non-Program Vehicle during each Related Month shall be at least equal to 1.25%.

         SECTION 25. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Lease and thereafter until the Liabilities are paid in full, each Lessee agrees that, unless at any time the Lessor, the Master Collateral Agent (other than in respect of Sections 25.1 and 25.2) and the Trustee shall otherwise expressly consent in writing, it will not:

         Section 25.1. Mergers, Consolidations. Be a party to any merger or consolidation, other than a merger or consolidation of any Affiliate of a Lessee into or with such Lessee (provided that the Lessee is the surviving corporation or, if such Affiliate is also a Lessee, a Lessee is the surviving corporation).

         Section 25.2. Regulations G, T, U and X. Use or permit any amounts funded by the Lessor pursuant to the Financing Lease or the Synthetic Lease to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

         Section 25.3. Liens. Create or permit to exist any Lien with respect to any Master Collateral with respect to which the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) or any Other VFN Beneficiary is designated as the Beneficiary, whether now or hereafter existing or acquired, except Permitted Liens.

         Section 25.4. Use of Vehicles. Use or contractually permit any Series 1997 Vehicles to be used in any manner (i) that would make such Series 1997 Vehicles which are Program Vehicles ineligible for repurchase or auction under the related Eligible Manufacturer Program (unless such Vehicles are redesignated as Non-Program Vehicles pursuant to Section 14), (ii) for any illegal purposes or (iii) that could subject any Vehicles to confiscation.

         Section 25.5. Change of Location or Name. Change (a) the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs, or (b) its legal name or the name under or by which it conducts its business, in each case without first giving the Master Collateral Agent, the Trustee, each Support Credit Enhancer, the Rating Agencies and the Lessor at least sixty (60) days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Master Collateral Agent in the Master Collateral; provided, however, that notwithstanding the foregoing, the Lessee shall not change the location of its principal place of business, chief executive office or its consolidated records concerning its business and financial affairs to any place outside the United States of America.

         SECTION 26. SERVICING COMPENSATION; DELEGATION OF SERVICING
DUTIES.

         Section 26.1. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 26.2, each Servicer shall be entitled to receive from the Lessor a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Payment Date prior to the termination of this Lease, the Indenture and the Master Collateral Agency Agreement in an amount equal to the sum of the monthly servicing fees for all Series of Shared Collateral Series Notes. Except as otherwise specified in the related Supplement, the Monthly Servicing Fee for each Series of Shared Collateral Series Notes (each, a "Series Monthly Servicing Fee") on each Payment Date shall be equal to (i) the portion of the Supplemental Servicing Fee allocated to such Series of Shared Collateral Series Notes pursuant to the related Supplement, plus (ii) one-twelfth of the product of (A) the Servicing Fee Percentage for such Series and (B) the Invested Amount of such Series as of the preceding Payment Date (after giving effect to any payments of principal on such date). The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges comprising payments due from the Servicers under Section 26.2 hereof.

         Section 26.2. The Servicers' expenses include, and each Servicer agrees to pay (pro rata, on the basis of the Net Book Value of Series 1997 Vehicles serviced by such Servicer), the amounts due to the Trustee pursuant to Section
10.5 of the Indenture, plus the reasonable fees and disbursements of independent accountants in connection with reports furnished pursuant to Sections 24.7(i) and (ii), plus all other fees, expenses and indemnities by the Servicer or the Lessor in connection with the Servicer's activities hereunder or under the Related Documents. The Servicer, however, shall not be liable for any liabilities, costs or expenses of the Lessor, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Lease or of the Related Documents; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of the Lessees under Section 15 of this Lease. In the event that a Servicer fails to pay any amount due to the Trustee pursuant to Section 10.5 of the Base Indenture, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to the Servicers.

         Section 26.3. Any Servicer (the "Named Servicer") may delegate to another Servicer the performance of the Named Servicer's obligations as a Servicer in respect of Series 1997 Vehicles leased by the Named Servicer in its capacity as a Lessee (but the Named Servicer shall remain fully liable for its obligations in respect of such Vehicles under this Series 1997 Lease and the other Related Documents).

         SECTION 27. RELEASE OF COLLATERAL. The parties agree that pursuant to the provisions of this Section 27 and Sections 2.3 and 2.7 of the Master Collateral Agency Agreement, any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor, and as Beneficiary under the Master Collateral Agency Agreement) on the Series 1997 Vehicles and the Certificates of Title therefor shall be released or deemed to be released, as provided below. From and after the earliest of:

                  (a) in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of any other Program Vehicle, the Disposition Date for such Vehicle; or

                  (b) receipt of the purchase price by the Lessor or the Trustee for a Vehicle sold in an ordinary course sale; or

                  (c) the payment in full of all obligations of the applicable Servicer and the applicable Lessee under this Lease with respect to a Vehicle,

any and all Liens for the benefit of the Lessor (including the Lien of the Trustee as assignee of the Lessor and as Beneficiary under the Master Collateral Agency Agreement) on such Vehicle and the Certificate of Title therefor shall be deemed to be released. Subject to the applicable Servicer's right to redesignate Program Vehicles as Non-Program Vehicles in accordance with Section 14, the Lessor or the applicable Servicer, acting as the agent of the Lessor, may direct the Lessee to sell any Program Vehicle that is a Financed Vehicle or a Synthetic Lease Vehicle during the Repurchase Period therefor in an ordinary course sale, provided that, if such sale is not made pursuant to the related Manufacturer Program, it is made in accordance with the requirements of this Section 27. Each Lessee agrees that for purposes of this Section 27 if an ordinary course sale occurs during the Repurchase Period with respect to a Program Vehicle that is a Financed Vehicle or a Synthetic Lease Vehicle, the Lessee shall only sell such Vehicle for a purchase price (including any amounts paid by the Manufacturer as an incentive for selling such Vehicle outside of the related Manufacturer Program), net of all fees and expenses incurred in connection with such sale, equal to or greater than the Repurchase Price that it would have received under the related Manufacturer Program if it had turned back such Vehicle to the Manufacturer, net of all fees and expenses that would have been incurred in connection with such turn-back less reasonably predictable Excess Mileage Charges, Excess Damage Charges, Missing Equipment Charges and other similar charges payable by the Lessee to such Manufacturer as a result of the Lessee's sale of such Program Vehicle. In addition, each Lessee agrees that ordinary course sales of Program Vehicles occurring during the Repurchase Period related to such Program Vehicles will be limited to a maximum number of Vehicles so sold of ten percent (10%) per month of the number of Vehicles leased under this Agreement. The Lessor shall, and shall cause the Trustee and the Master Collateral Agent to, execute such documents and instruments as a Lessee may reasonably request (including a power of attorney of the Master Collateral Agent appointing such Lessee to act as the agent of the Master Collateral Agent in taking such actions as are required to evidence the release of the Lien of the Master Collateral Agent on Vehicles leased by such Lessee turned back or sold pursuant to the provisions of this
Section 27, which power of attorney shall be revocable pursuant to Section 2.7(c) of the Master Collateral Agency Agreement).

         SECTION 28. GUARANTY.

         Section 28.1. Guaranty. In order to induce the Lessor to execute and deliver this Lease and to lease Series 1997 Vehicles to the Lessees, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessees to make any payments required to be made by them under this Lease, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees (whether in their respective capacities as Lessees or as Servicers) under this Lease, and (iii) agrees that, if for any reason whatsoever, any Lessee (whether in its capacity as a Lessee or as a Servicer) fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses
(i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 28 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor or the Trustee assert or enforce any rights against any of the Lessees, Servicers or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

         Section 28.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessees (whether as Lessee or as Servicer), any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Lease or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed.

         Section 28.3. Lessor's Right to Amend this Lease. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         Section 28.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

         (a) any defense based upon:

                  (i) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                  (ii) any act or omission of the Lessor or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; provided that the Guarantor's liability in respect of this Guaranty shall be released to the extent the Lessor expressly releases such Lessee or other Person, in a writing conforming to the requirements of Section 22, from any obligations with respect to any of the foregoing; or

                  (iii) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

         (b) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                  (i)      accelerate the Guaranteed Obligations;

                  (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                  (iii) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

         (c) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

         (d) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction;

         (e) any right that the Guarantor has or may have to set-off with respect to any right to payment from any Lessee; and

         (f) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

         Section 28.5. Lessees' Obligations to Guarantor and Guarantor's Obligations to Lessees Subordinated. Until all of the Guaranteed Obligations have been paid in full, the Guarantor agrees that all existing and future unsecured debts, obligations and liabilities of the Lessees to the Guarantor or the Guarantor to any of the Lessees (hereinafter collectively referred to as "Subordinated Debt") shall be and hereby are expressly subordinated to the prior payment in full of the Guaranteed Obligations, on the terms set forth in clauses
(a) through (e) below, and the payment thereof is expressly deferred in right of payment to the prior payment in full of the Guaranteed Obligations. For purposes of this Section 28.5, to the extent the Guaranteed Obligations consist of the obligation to pay money, the Guaranteed Obligations shall not be deemed paid in full unless and until paid in full in cash.

         (a) Upon any distribution of assets of the Guarantor or any Lessee upon any dissolution, winding up, liquidation or reorganization of the Guarantor or such Lessee, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Guarantor or such Lessee, or otherwise:

                  (i) the holders of the Guaranteed Obligations shall be entitled to receive payment in full of the Guaranteed Obligations before the Guarantor or the Lessee, as the case may be, is entitled to receive any payment on account of the Subordinated Debt;

                  (ii) any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, to which such Lessee or the Guarantor would be entitled except for this subordination shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee, or otherwise, directly to the Trustee, for the benefit of the holders of the Guaranteed Obligations to be held as additional security for the Guaranteed Obligations in an interest bearing account until the Guaranteed Obligations have been paid in full; and

                  (iii) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Guarantor or such Lessee of any kind or character, whether in cash, property or securities, in respect of any Subordinated Debt shall be received by such Lessee or the Guarantor before the Guaranteed Obligations are paid in full, such payment or distribution shall be held in trust in an interest bearing account of the Guarantor or such Lessee, as appropriate, and immediately paid over in kind to the holders of the Guaranteed Obligations until the Guaranteed Obligations have been paid in full.

         (b) The Guarantor authorizes and directs each Lessee and each Lessee authorizes and directs the Guarantor to take such action as may be necessary or appropriate to effectuate and maintain the subordination provided herein.

         (c) No right of any holder of the Guaranteed Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor, any Lessee, the Lessor or any other Person or by any noncompliance by the Guarantor, any Lessee, the Lessor or any other Person with the terms, provisions and covenants hereof or of the Related Documents regardless of any knowledge thereof that any such holder of the Guaranteed Obligations may have or be otherwise charged with.

         (d) Except as provided in Section 28.9, nothing express or implied herein shall give any Person other than the Lessees, the Lessor, the Trustee and the Guarantor any benefit or any legal or equitable right, remedy or claim hereunder.

         (e) If the Guarantor shall institute or participate in any suit, action or proceeding against any Lessee or any Lessee shall institute or participate in any suit, action or proceeding against the Guarantor, in violation of the terms hereof, such Lessee or the Guarantor, as the case may be, may interpose as a defense or dilatory plea this subordination, and the holders of the Guaranteed Obligations are irrevocably authorized to intervene and to interpose such defense or plea in their name or in the name of such Lessee or the Guarantor, as the case may be.

         Section 28.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor (or the Trustee), on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor (or the Trustee) in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, for each Interest Period during the period from the date of such demand until paid, at the VFR for such Interest Period plus 1% (calculated on the basis of a 360-day year).

         Section 28.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Lease is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, the Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

         Section 28.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

         Section 28.9. Third-Party Beneficiaries. The Guarantor acknowledges that the Trustee (on behalf of the Series 1997 Variable Funding Noteholders) has accepted the assignment of the Lessor's rights under this Lease as collateral for the Series 1997 Variable Funding Notes in reliance on the Guaranty and that the Trustee (for the benefit of the Series 1997 Variable Funding Noteholders) shall be a third-party beneficiary hereunder.

         SECTION 29. ADDITIONAL LESSEES.

         Section 29.1. Additional Affiliate and Subsidiary Lessees. Any direct or indirect subsidiary of the Guarantor (each, a "Guarantor Subsidiary") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of this Section 29.1. In the event a Guarantor Subsidiary desires to become a "Lessee" under this Agreement, then the Guarantor and such Guarantor Subsidiary shall execute (if appropriate) and deliver to the Lessor and the Trustee:

                  (a) a Joinder in Lease Agreement in the form attached hereto as Attachment D (each, an "Affiliate Joinder in Lease");

                  (b) the certificate of incorporation for such Guarantor Subsidiary, duly certified by the Secretary of State of the jurisdiction of such Guarantor Subsidiary's incorporation, together with a copy of the by-laws of such Guarantor Subsidiary, duly certified by a Secretary or Assistant Secretary of such Guarantor Subsidiary;

                  (c) copies of resolutions of the Board of Directors of such Guarantor Subsidiary authorizing or ratifying the execution, delivery and performance, respectively, of those documents and matters required of it with respect to this Agreement, duly certified by the Secretary or Assistant Secretary of such Guarantor Subsidiary;

                  (d) a certificate of the Secretary or Assistant Secretary of such Guarantor Subsidiary certifying the names of the individual or individuals authorized to sign the Affiliate Joinder in Lease Agreement and the other Related Documents to be executed by it, together with samples of the true signatures of each such individual;

                  (e) a good standing certificate for such Guarantor Subsidiary in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                  (f) a written search report from a Person satisfactory to the Lessor and the Trustee listing all effective financing statements that name such Guarantor Subsidiary as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (g) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor and the Trustee showing no evidence of liens filed against such Guarantor Subsidiary that purport to affect any Vehicles leased hereunder or any Collateral under the Indenture;

                  (g) evidence of the filing of proper financing statements on Form UCC-1 naming such Guarantor Subsidiary, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof;

                  (h) an Officers' Certificate and an opinion of counsel each stating that such joinder by such Guarantor Subsidiary complies with this Section 29.1 and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (i) a statement from each of the Rating Agencies that such Guarantor Subsidiary becoming a "Lessee" under this Agreement will not cause a failure to meet the Rating Agency Condition; and

                  (j) any additional documentation that the Lessor or the Trustee may reasonably require to evidence the assumption by such Guarantor Subsidiary of the obligations and liabilities set forth in this Agreement.


Upon satisfaction of the foregoing conditions and receipt by such Guarantor Subsidiary of the applicable Affiliate Joinder in Lease executed by the Lessor, such Guarantor Subsidiary shall for all purposes be deemed to be a "Lessee" for purposes of this Agreement (including, without limitation, the Guaranty) and shall be entitled to the benefits and subject to the liabilities and obligations of a Lessee hereunder.

         SECTION 30. BANKRUPTCY PETITION AGAINST LESSOR. The Guarantor and each Lessee hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Series 1997 Variable Funding Notes, all Series of Shared Collateral Series Notes and all other obligations of the Lessor under the Related Documents, it will not institute against, or join any other Person in instituting against, the Lessor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that the Guarantor or any Lessee takes action in violation of this Section 30, the Lessor agrees, for the benefit of the Series 1997 Variable Funding Noteholders and all Shared Collateral Series Noteholders, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor or such Lessee against the Lessor or the commencement of such action and raise the defense that the Guarantor or such Lessee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 30 shall survive the termination of this Lease.

         SECTION 31. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE, THE LESSOR, THE GUARANTOR OR THE LESSEES SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LESSOR'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH VEHICLE, OTHER MASTER COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR AND EACH LESSEE HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR AND EACH LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR AND EACH LESSEE AND THE LESSOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR OR ANY LESSEE HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS LEASE.

         SECTION 32. GOVERNING LAW. THIS LEASE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Whenever possible each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

All obligations of the Guarantor and the Lessees and all rights of the Lessor, the Master Collateral Agent or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

         SECTION 33. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 34. NOTICES. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Lease shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed by certified or registered mail and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of such. In each case, a copy of all notices, requests and other communications (other than any such notices, requests and other communications in the ordinary course of business) that are sent by any party or signatory hereunder shall be sent to the Trustee at the following address:

                  THE BANK OF NEW YORK
                  101 Barclay Street
                  Floor 12 East
                  New York, New York 10286
                  Attention: Corporate Trust Division
                  Telephone: (212) 815-5218
                  Facsimile: (212) 815-5999

         SECTION 35. HEADINGS. Section headings used in this Lease are for convenience of reference only and shall not affect the construction of this Lease.

         SECTION 36. EXECUTION IN COUNTERPARTS. This Lease may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

                     [Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Lease or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 LESSEES AND SERVICERS:

                                 NATIONAL CAR RENTAL SYSTEM,  INC.


                                 By: /s/ Kathleen W. Hyle
                                    --------------------------------------------
                                    Name: Kathleen W. Hyle
                                    Title: Assistant Treasurer

                                 Address:    7700 France Avenue South
                                             Minneapolis, Minnesota  55435

                                 Facsimile:  (612) 830-2087
                                 Telephone:  (612) 830-2552


                                 ALAMO RENT-A-CAR, INC.


                                 By: /s/ Kathleen W. Hyle
                                    --------------------------------------------
                                    Name: Kathleen W. Hyle
                                    Title: Treasurer

                                 Address: c/o Republic Industries, Inc.
                                          200 S. Andrews Avenue, 11th Floor
                                          Ft. Lauderdale, FL 33301

                                 Facsimile:  (954) 769-4135
                                 Telephone:  (954) 769-7297

                                 VALUE RENT-A-CAR, INC.


                                 By: /s/ Kathleen W. Hyle
                                    --------------------------------------------
                                    Name: Kathleen W. Hyle
                                    Title: Treasurer

                                 Address:     c/o Republic Industries, Inc.
                                              200 S. Andrews Avenue, 11th Floor
                                              Ft. Lauderdale, FL 33301

                                 Facsimile: (954) 769-4135
                                 Telephone: (954) 769-7297


                                 SPIRIT RENT-A-CAR, INC.


                                 By: /s/ Kathleen W. Hyle
                                    -------------------------------------------
                                      Name: Kathleen W. Hyle
                                      Title: Treasurer

                                 Address:     29100 Aurora Road
                                              Suite 400
                                              Solon, OH 44139

                                 Facsimile: (440) 715-1130
                                 Telephone:   (440) 715-1000 ext. 320


                                    LESSOR:

                                 NATIONAL CAR RENTAL FINANCING
                                   LIMITED PARTNERSHIP

                                 By:    NATIONAL CAR RENTAL FINANCING
                                        CORPORATION, its general partner


                                 By: /s/ Dwight Jenkins
                                    --------------------------------------------
                                    Name: Dwight Jenkins
                                    Title:Vice President and Assistant Secretary

                                 Address:     7700 France Avenue South
                                              Minneapolis, Minnesota 55435

                                 Facsimile: (612) 830-2087
                                 Telephone: (612) 830-2552

                                   GUARANTOR:
                                 ------------
                                 REPUBLIC INDUSTRIES, INC.


                                 By: /s/ Kathleen W. Hyle
                                    --------------------------------------------
                                    Name: Kathleen W. Hyle
                                    Title: Vice President Finance and Treasurer

                                 Address:     200 South Andrews Avenue
                                              11th Floor
                                              Ft. Lauderdale, FL 33301

                                 Facsimile: (954) 769-4135
                                 Telephone: (954) 769-7297

Acknowledged by:

MASTER COLLATERAL AGENT:
-----------------------
CITIBANK, N.A.


By: /s/ Jenny Cheng
   ---------------------------------
   Name: Jenny Cheng
   Title: Assistant Vice President

Address: 111 Wall Street
         5th Floor
         New York, NY 10043

Attention:  Jenny Cheng
Telephone: (212) 657-3778
Facsimile: (212) 657-3872

                                    ANNEX A

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of October 29, 1997

                                     among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                       NATIONAL CAR RENTAL SYSTEM, INC.,
                            as Lessee and Servicer,

                            ALAMO RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            VALUE RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            SPIRIT RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                     and those subsidiaries and affiliates
                          of Republic Industries, Inc.
                               from time to time
                           becoming Lessees hereunder

                                      and

                           REPUBLIC INDUSTRIES, INC.,
                        as Guarantor and Master Servicer

     1. Scope of Annex. This Annex A shall apply only to the acquisition, leasing and servicing of the Acquired Vehicles by NFLP pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Operating Lease").

     2. General Agreement. The Lessor and the Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), (A) the Series 1997 Lease with regard to Acquired Vehicles will be treated as an "operating lease" pursuant to Statement of Financial Accounting Standards No. 13, as amended, as well as for all tax purposes, (B) the Lessor will be treated as the owner and lessor of the Acquired Vehicles, (C) the Lessee thereof will be treated as the lessee of the Acquired Vehicles, and (D) the Lessor will be entitled to all tax benefits ordinarily available to an owner of property similar to the Acquired Vehicles for such tax purposes.

     3. Operating Lease Commitment. (a) Upon the execution and delivery of this Operating Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Acquired Vehicles identified in Vehicle Orders placed under this Lease by a Lessee for a purchase price equal to the Capitalized Cost thereof, and simultaneously therewith, the Lessor shall under the Operating Lease enter into operating leases with the applicable Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Acquired Vehicles leased under this Operating Lease, plus past due Monthly Base Rent under this Operating Lease on any date shall not exceed the Maximum Lease Commitment, reduced by (a) the Base Amount as of such date with respect to the Financing Lease and (b) the Base Amount as of such date with respect to the Synthetic Lease.

     4.   Reserved.

     5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Operating Lease as it relates to each Acquired Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is twenty-four
(24) months from the Vehicle Lease Commencement Date; (provided, however, the maximum Vehicle lease term of the Operating Lease as it relates to any Acquired Vehicle titled in the state of Illinois shall be from the Vehicle Lease Commencement Date to the date that is three hundred and sixty-four (364) days from the Vehicle Lease Commencement Date; provided, further, that if on such three hundred sixty-fourth (364th) day, the Vehicle lease term for any Acquired Vehicle titled in the State of Illinois has not theretofore been terminated, and the Vehicle lease term for such Acquired Vehicle has not previously been terminated and renewed pursuant to this Paragraph 5, the Vehicle lease term as it relates to such Acquired Vehicle shall be deemed to have been terminated and renewed for an additional Vehicle lease term of up to three hundred sixty-four
(364) days). On the occurrence of such date for a Vehicle not previously disposed of, the Lessee of such Vehicle shall, (a) on behalf of the Lessor, promptly purchase or dispose of such Vehicle in accordance with the terms of this Lease and in accordance with any instructions of the Lessor for such disposition, which instructions shall not be inconsistent with the terms of this Lease, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Operating Lease, any other amounts unpaid and owing from the Lessee under the Series 1997 Lease in respect of such Vehicle.

     6. Lessee's Rights to Purchase Vehicles. Each Lessee will have the option, exercisable with respect to any Acquired Vehicle leased by it hereunder during the Vehicle Term with respect to such Acquired Vehicle, to purchase any such Acquired Vehicles leased under this Lease at the Vehicle Purchase Price, in which event the Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee plus all accrued and unpaid Monthly Base Rent, Monthly Variable Rent and other unpaid charges, payments and amounts due and payable on such Payment Date with respect to such Vehicle through the date of such purchase. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to an Acquired Vehicle which was leased by such Lessee under this Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Vehicle or Manufacturer Receivable, as applicable, to be transferred to the Lessee, the lien of the Master Collateral Agent in such Vehicle or Manufacturer Receivable, as applicable, will automatically be released and, with respect to a purchase of a Vehicle, the Servicer thereof shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is paid by the Lessee to the Master Collateral Agent or the Trustee.

     7. Vehicle Disposition. Subject to the applicable Servicer's right to redesignate Program Vehicles as Non-Program Vehicles under Section 14 of the Base Lease, the Lessor and the Lessees agree that, with respect to Acquired Vehicles leased hereunder that are Program Vehicles, the applicable Lessee shall, pursuant to Section 24.6 of the Base Lease (unless not required by such Section) deliver each Vehicle for sale at auction or return each Vehicle to the related Manufacturer, in each case in accordance with the applicable Manufacturer Program during the Repurchase Period for such Vehicle; provided, however, if for any reason, the Lessee fails to deliver such a Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an auction for sale, in each case in accordance with the applicable Manufacturer Program, during the Repurchase Period, and such Lessee does not or is not entitled to redesignate such Program Vehicle as a Non-Program Vehicle in accordance with
Section 14 of the Base Lease, then such Lessee shall be obligated to pay a Casualty Payment in respect of such Vehicle, as provided in Section 7 of the Base Lease. Each Lessee shall, with respect to Acquired Vehicles which are Program Vehicles leased by it hereunder, pay the Monthly Variable Rent accrued with respect to such Vehicle through the date of return, plus the equivalent of the Monthly Base Rent for the minimum holding period under the applicable Manufacturer Program for Program Vehicles returned before the expiration of such minimum holding period, regardless of actual usage, unless such minimum holding period is waived by the

Manufacturer or such a Vehicle is a Casualty or has ceased to be an Eligible Vehicle, in which case Section 7 of the Base Lease shall apply with respect to such Vehicle. All Repurchase Prices and Disposition Proceeds due from the disposition of Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited to the Master Collateral Account. The Lessor and the Lessee agree, with respect to Acquired Vehicles that are Non-Program Vehicles, that the Lessee thereof shall use commercially reasonable efforts to dispose of each Non-Program Vehicle leased by it hereunder (a) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (b) within forty-two (42) months after the date of the original dealer invoice for such Vehicle sold as a new vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited into the Master Collateral Account.

     8. Lessor's Right to Cause Vehicles to be Sold. Notwithstanding anything to the contrary contained in this Lease (subject to the applicable Servicer's right to redesignate Program Vehicles as Non-Program Vehicles under
Section 14 of the Base Lease), the Lessor shall have the right, at any time after the date fourteen (14) days prior to the expiration of the Repurchase Period for any Program Vehicle leased under this Operating Lease, to require that the Lessee thereof deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event the Lessee shall, prior to the expiration of such Repurchase Period, deliver such Vehicle to its Manufacturer or the designated auction or arrange for the sale of such Vehicle to a third party for a price greater than the Net Book Value (or purchase the Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of the Program Vehicle is arranged by the Lessee prior to the expiration of such Repurchase Period, then the Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on the Certificate of Title of such Program Vehicle shall be released, and the Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If the Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Repurchase Period, then the Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle to the applicable Manufacturer or tender such Program Vehicle for auction or purchase such Vehicle as herein provided. In no event may any Program Vehicle be sold pursuant to this Section 8 (other than pursuant to a Manufacturer Program) unless such sale complies with Section 12.2 of the Base Lease.

     9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this paragraph 9:

               "Additional Base Rent" with respect to the Non-Program Vehicles leased hereunder, with respect to each Payment Date shall equal the amount, if any, by which (a) 100% of the aggregate Net Book Value of such Non-Program Vehicles leased under this Lease on the last day of the Related Month exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Program Vehicles for the preceding three (3) calendar months.

                  "Monthly Base Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Series 1997 Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.
                  "Monthly Variable Rent", with respect to each Payment Date and each Acquired Vehicle leased under the Series 1997 Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) an amount equal to the sum, without double counting, of (i) the Series 1997-1 Note Interest accruing during the Series 1997-1 Interest Period occurring during such Related Month plus (ii) the Series 1997-2
         Note Interest accruing during the Series 1997-2 Interest Period occurring during such Related Month plus (iii) the Series 1997-3 Note Interest accruing during the Series 1997-3 Note Period occurring during such Related Month plus (iv) the Series 1997-4 Note Interest accruing during the Series 1997-4 Interest Period occurring during such Related Month plus (v) the note interest accruing during the Related Month with respect to any other Shared Collateral Series plus
         (vi) all Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Net Book Value of such Acquired Vehicle as of the last day of the Related Month by the Net Book Value of all Vehicles leased under the Series 1997 Lease as of the last day of the Related Month plus (II) 0.50% of the amount determined pursuant to clause (I).

                  "Rent" means Monthly Base Rent plus Monthly Variable Rent plus Additional Base Rent.

         10.   Payment of Rent and Other Payments.

               (a) Monthly Base Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Operating Lease on any day during the Related Month;

               (c) Monthly Variable Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Operating Lease on any day during the Related Month. On each other date on which Note Interest is due and payable under the terms of a Series 1997 Variable Funding Supplement, each Lessee shall pay to the Lessor, as Monthly Variable Rent, an amount equal to the amount of Note Interest due and payable on such date in respect of the Series 1997 Variable Funding Notes.

               (c) Termination Payments and Casualty Payments. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor all Termination Payments and Casualty Payments payable by such Lessee as provided in Section 5.3 of the Base Lease; and

               (d) Additional Base Rent. After giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor an amount equal to the product of (A) the monthly Additional Base Rent that has accrued during the Related Month with respect to the Non-Program Vehicles leased under this Lease by the Lessees and (B) a fraction, the numerator of which is the Net Book Value of all Non-Program Vehicles leased by such Lessee under the Operating Lease and the denominator of which is the Net Book Value of all Non-Program Vehicles leased by the Lessees under this Lease; and

               (e) Certain Other Payments. After giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall direct all Repurchase Prices and Disposition Proceeds payable in respect of Acquired Vehicles to be deposited directly to the Master Collateral Account for the benefit of the Trustee. Each Servicer and each Lessee each agrees that in the event that any such Servicer or any such Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or the Lessee, as the case may be, shall accept the same as the agent of the Master Collateral Agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, by the date required for such deposit in Section 24.12 of the Base Lease, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or the Lessee, as the case may be, when necessary or appropriate.

               (f) Prepayments. On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Acquired Vehicles leased by such Lessee.

         11. Net Lease. THE OPERATING LEASE SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of the Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to the Operating Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Operating Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Operating Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Operating Lease, or to any diminution or reduction of Rent payable by the Lessee hereunder. All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Operating Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Operating Lease as if it had not been terminated in whole or in part. All covenants and agreements of any Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

     12. Liens. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the applicable Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles and the other Master Collateral to the Master Collateral Agent, and in this Lease and the other Series 1997 VFN Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Indenture, and each Series 1997 Variable Funding Noteholder may grant security interests in its Series 1997 Variable Funding Notes, the Series 1997 Variable Funding Supplements and the other Assigned Collateral to certain of its creditors, without consent of any Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessee under the Operating Lease.

     13. Non-Disturbance. So long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to Section 8 of this Annex A and except that the Lessor, the Master Collateral Agent and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business in accordance with Section 24.2 of the Base Lease.

     14. Certain Risks of Loss Borne by Lessees. Upon delivery of each Vehicle to the applicable Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Vehicle, however caused or occasioned, including personal injury or death and property damage, arising with respect to any Vehicle due to the manufacturer, purchase, acceptance, rejection, delivery, leasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Vehicle, howsoever arising.

     15. Title. This is an agreement to lease only, and title to the Acquired Vehicles will at all times remain in the Lessor's name. No Lessee will have any rights or interest in such Acquired Vehicles whatsoever other than the rights of possession and use as provided by this Lease. In addition, each Lessee, by its execution hereof, acknowledges and agrees that (i) the Lessor is the sole owner and holder of all right, title and interest in and to the Manufacturer Programs as they relate to the Acquired Vehicles leased hereunder and (ii) the Lessee has no right, title or interest in any Manufacturer Program as it relates to any Acquired Vehicle leased hereunder. To confirm the foregoing, each Lessee, by its execution hereof, hereby assigns and transfers to the Lessor any rights that the Lessee may have in respect to any Manufacturer Programs as they relate to the Acquired Vehicles leased hereunder.




                                     * * *

                                    ANNEX B

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of October 29, 1997

                                     among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                       NATIONAL CAR RENTAL SYSTEM, INC.,
                            as Lessee and Servicer,

                            ALAMO RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            VALUE RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            SPIRIT RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                     and those subsidiaries and affiliates
                          of Republic Industries, Inc.
                               from time to time
                           becoming Lessees hereunder

                                      and

                           REPUBLIC INDUSTRIES, INC.,
                        as Guarantor and Master Servicer

     1. Scope of Annex. This Annex B shall apply only to the acquisition or financing, leasing and servicing of the Financed Vehicles by the Lessees pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Financing Lease").

     2. General Agreement. The Lessor and each Lessee intend that for all purposes (including, but not limited to, financial accounting, regulatory accounting, federal income tax purposes and all applicable state and local income, franchise, sales, use and excise tax purposes and for purposes of any foreign corporation, business registration or doing business statutes), with respect to the Financed Vehicles, (A) this Lease, as supplemented by this Lease Annex, will be treated as a financing arrangement, (B) the Lessor will be treated as a lender making loans to the Lessees in amounts equal to the Capitalized Costs or, in the case of Refinanced Vehicles, the Net Book Value of Financed Vehicles, which loans are secured by the Financed Vehicles, (C) the Lessees will be treated as making payments of principal and interest (denominated as Monthly Base Rent and Monthly Supplemental Payments, and Monthly Finance Rent, respectively) to the Lessor and (D) each Lessee will be treated as the owner of the Financed Vehicles leased by it and will be entitled to all tax benefits ordinarily available to an owner of property similar to the Financed Vehicles for such tax purposes.

     (b) It is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement shall constitute a security agreement under applicable law.

     3. Financing Lease Commitment. Subject to the terms and conditions of the Financing Lease, upon execution and delivery of the Financing Lease, the Lessor shall (i) on the Lease Commencement Date refinance the Refinanced Vehicles in an amount equal to the aggregate Net Book Value thereof, and (ii) from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date finance the purchase of all other Financed Vehicles identified in Vehicle Orders placed by each Lessee for a purchase price equal to the Capitalized Cost thereof, and in each case simultaneously therewith enter into the Financing Lease with the applicable Lessee with respect to the Refinanced Vehicles and other Financed Vehicles, as the case may be; provided, that the aggregate Net Book Value of Financed Vehicles leased under this Financing Lease, plus past due Monthly Base Rent under this Financing Lease, shall not on any date exceed the Maximum Lease Commitment reduced by (a) the Base Amount as of such date with respect to the Operating Lease and (b) the Base Amount as of such date with respect to the Synthetic Lease.

     4.   Reserved.

     5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Financing Lease as it relates to each Financed Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is sixty (60) months from the Vehicle Lease Commencement Date. On the occurrence of such date, the Lessee shall pay to the Master Collateral Agent or the Trustee, in accordance with this Financing Lease, any amounts unpaid and owing under the Series 1997 Lease in respect of such Vehicle.

     6. Calculation of Rent and Monthly Supplemental Payment. Rent and the Monthly Supplemental Payment shall be due and payable on a monthly basis as set forth in this Section 6:

               "Additional Base Rent" with respect to the Non-Program Vehicles leased hereunder, with respect to each Payment Date shall equal the amount, if any, by which (a) 100% of the aggregate Net Book Value of such Non-Program Vehicles leased under this Lease on the last day of the Related Month exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Program Vehicles for the preceding three (3) calendar months.

               "Monthly Base Rent", with respect to each Payment Date and each Financed Vehicle leased under the Series 1997 Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

               "Monthly Finance Rent", with respect to each Payment Date and each Financed Vehicle leased under the Series 1997 Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) an amount equal to the sum, without double counting, of (i) the Series 1997-1 Note Interest accruing during the Series 1997-1 Interest Period occurring during such Related Month plus (ii) the Series 1997-2 Note Interest accruing during the Series 1997-2 Interest Period occurring during such Related Month plus (iii) the Series 1997-3 Note Interest accruing during the Series 1997-3 Interest Period occurring during such Related Month plus
     (iv) the Series 1997-4 Note Interest accruing during the Series 1997-4 Interest Period occurring during such Related Month plus (v) the note interest accruing during the Related Month with respect to any other Shared Collateral Series plus (vi) all Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Net Book Value of such Financed Vehicle as of the last day of the Related Month by the Net Book Value of all Vehicles leased under the Series 1997 Lease as of the last day of the Related Month plus (II) 0.50% of the amount determined pursuant to clause (I).

               "Monthly Supplemental Payment", with respect to each Payment Date and all Vehicles that were leased under the Financing Lease on any day during the Related Month, shall be an amount equal to the sum of (i) the aggregate Termination Values (each as of the date on which such Financed Vehicle is no longer an Eligible Vehicle or becomes a Casualty, as applicable) of all the Financed Vehicles financed under this Financing Lease at any time during such Related Month that, without double counting, while so financed either are no longer Eligible Vehicles or have suffered a Casualty during the Related Month, plus (ii) the aggregate Termination Values (each as of the date on which such Financed Vehicle is sold or returned by the Lessee) of all the Financed Vehicles financed under this Financing Lease at any time during such Related Month that, without double counting, are sold or returned by the Lessee during the Related Month (it being understood that the Lessee has agreed to sell Financed Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person (including the Lessee) other than to a Manufacturer pursuant to such Manufacturer's Manufacturer Program or to a third party pursuant to an auction conducted through a Manufacturer's Manufacturer Program plus (iii) the aggregate Termination Values (each as of the applicable Disposition Date) of all the Financed Vehicles financed under this Finance Lease that while so financed were returned to (a) a Manufacturer whose Manufacturer Program is a Guaranteed Depreciation Program by the Lessee with respect to which, during the Related Month, (x) the Repurchase Price has been deposited in the Series 1997 Collection Account or, if for any reason the Repurchase Price has been received directly by a Lessee, and such Repurchase Price has not theretofore been deposited in the Series 1997 Collection Account, the two Business Day period referred to in Section 24.12 of the Base Lease has expired during the Related Month or (y) a Manufacturer Event of Default has occurred or (z) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received or (b) any other applicable Manufacturer by the Lessee with respect to which, during the Related Month, (1) such Repurchase Price has been deposited in the Series 1997 Collection Account during the Related Month or, if for any reason the Repurchase Price has been received directly by a Lessee and such Repurchase Price has not theretofore been deposited in the Series 1997 Collection Account, the two Business Day period referred to in Section
         24.12 of the Base Lease has expired during the Related Month or (2) a Manufacturer Event of Default has occurred or (3) the Repurchase Price has not been received as of the one hundredth (100th) day after the Due Date with respect thereto has occurred and the Repurchase Price has not been received, plus (iv) the aggregate face amount of all Eligible Receivables financed under this Financing Lease with respect to which, during the Related Month, (a) payment from the obligor thereon has been deposited in the Series 1997 Collection Account during the Related Month or, if for any reason such payment has been received directly by a Lessee and such payment has not theretofore been deposited in the Series 1997 Collection Account, the two Business Day period referred to in Section 24.12 of the Base Lease has expired during the Related Month or (b) a Manufacturer Event of Default has occurred with respect to the obligor or (c) the one hundredth (100th) day after the Due Date with respect thereto has occurred and the payment due from the obligor thereon has not been received, minus (v) any amounts received by the Lessor or the Trustee, or deposited into the Series 1997 Collection Account, during the Related Month representing (a) Repurchase Prices for repurchases of Financed Vehicles or (b) the sales proceeds (including amounts paid to a Lessee by a Manufacturer as a result of the Lessee's sale of such Vehicle outside such Manufacturer's Manufacturer Program) for sales of Financed Vehicles financed at the time of such sale under this Finance Lease to a third party other than (1) to a Manufacturer or (2) through an auction dealer of a Manufacturer whose Manufacturer Program is a "guaranteed depreciation program" or (c) payments from obligors on Eligible Receivables financed under the Financing Lease.

         "Rent" means Monthly Base Rent plus Monthly Finance Rent plus Additional Base Rent plus Monthly Supplemental Payments.

     7.  Payment of Rent and Other Payments. (a) On each Payment Date:

               (i) Monthly Base Rent. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Finance Lease on any day during the Related Month.

               (ii) Monthly Finance Rent. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the Monthly Finance Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Finance Lease on any day during the Related Month. On each other date on which Note Interest is due and payable under the terms of a Series 1997 Variable Funding Supplement, each Lessee shall pay to the Lessor, as Monthly Variable Rent, an amount equal to the amount of Note Interest due and payable on such date in respect of the Series 1997 Variable Funding Notes.

               (iii) Additional Base Rent. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor an amount equal to the product of (A) the monthly Additional Base Rent that has accrued during the Related Month with respect to the Non-Program Vehicles leased under this Lease by the Lessees and (B) a fraction, the numerator of which is the Net Book Value of all Non-Program Vehicles leased by such Lessee under the Financing Lease and the denominator of which is the Net Book Value of all Non-Program Vehicles leased by the Lessees under this Lease; and

               (iv) Monthly Supplemental Payment. After giving credit for all prepayments on account thereof pursuant to (c) below, each Lessee shall pay to the Lessor the Monthly Supplemental Payment that has accrued during the Related Month,.

         (b) On the expiration of the term of the Series 1997 Lease with respect to a Financed Vehicle, any remaining Base Amount, plus all other amounts payable by any Lessee under the Financing Lease with respect to any Vehicle leased by such Lessee shall be immediately due and payable.

         (c) On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Financed Vehicles leased by such Lessee.

          8. Risk of Loss Borne by Lessees. Upon delivery of each Vehicle to the applicable Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to any Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, possession, use, inspection, registration, operation, condition, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

          9. Mandatory Repurchase of Company Vehicles. Prior to the Vehicle Lease Expiration Date with respect to each Company Vehicle (other than a Vehicle Lease Expiration Date arising in connection with the purchase of such Company Vehicle pursuant to this Section 9), the Lessee of a Company Vehicle shall purchase such Company Vehicle (including any such Vehicle which has become a Casualty or has ceased to be an Eligible Vehicle) at a purchase price equal to the Net Book Value of such Vehicle calculated as of the date of purchase (or, in the case of a Casualty or a Vehicle that has ceased to be an Eligible Vehicle, at a purchase price equal to the Monthly Supplemental

Payments accruing in respect of such Vehicle during the Related Month in which such Vehicle became a Casualty or ceased to be an Eligible Vehicle), which shall be payable to the Master Collateral Agent by deposit to the Master Collateral Account (together with all accrued and unpaid Rent and other charges and payments due and payable on such Payment Date with respect to such Company Vehicle through the date of such purchase) on or prior to the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such purchase price by the Lessor or the Master Collateral Agent, the Lessor shall, at the request of the Lessee, cause title to each Company Vehicle to be transferred to the Lessee, the lien of the Master Collateral Agent in such Company Vehicle will automatically be released and the Servicer shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after such purchase price for such Company Vehicle (and any such unpaid Rent, charges and payments) is paid by the Lessee to the Master Collateral Agent. Notwithstanding anything to the contrary in this Lease, no Company Vehicle may be sold or otherwise disposed of (other than pursuant to Section 17.3 of the Base Lease), including at auction or by return to its Manufacturer pursuant to a Manufacturer Program, prior to its purchase by the Lessee pursuant to and in accordance with this
Section 9.

     10. Non-Disturbance. So long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Financed Vehicles will not be disturbed during the Term, except that the Lessor, the Master Collateral Agent, and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business in accordance with Section 24.2 of the Base Lease.

     11. Liens. Except for Permitted Liens, each Lessee shall keep all Vehicles leased by it free of all Liens arising during the Term. The Lessor may grant security interests in the Master Collateral to the Master Collateral Agent, and in this Lease and the other Series 1997 VFN Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Indenture, and each Series 1997 Variable Funding Noteholder may grant security interests in its Series 1997 Variable Funding Notes, the Series 1997 Variable Funding Supplements and the other Assigned Collateral to certain of its creditors without consent of any Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessee under the Financing Lease.

     12. Lessee's Rights to Purchase Manufacturer Receivables. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Financed Vehicle which was leased by such Lessee under this Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Manufacturer Receivable to be transferred to the Lessee, the lien of the Master Collateral Agent in such Manufacturer Receivable will automatically be released concurrently with or promptly after the purchase price for such Manufacturer Receivable (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts) is paid by the Lessee to the Master Collateral Agent or the Trustee.

                                      ***

                                    ANNEX C

                                     TO THE

               MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT

                          Dated as of October 29, 1997

                                     among

               NATIONAL CAR RENTAL FINANCING LIMITED PARTNERSHIP,
                                   as Lessor,

                       NATIONAL CAR RENTAL SYSTEM, INC.,
                            as Lessee and Servicer,

                            ALAMO RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            VALUE RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                            SPIRIT RENT-A-CAR, INC.,
                            as Lessee and Servicer,

                     and those subsidiaries and affiliates
                          of Republic Industries, Inc.
                               from time to time
                           becoming Lessees hereunder

                                      and

                           REPUBLIC INDUSTRIES, INC.,
                        as Guarantor and Master Servicer

     1. Scope of Annex. This Annex C shall apply only to the acquisition, leasing and servicing of the Synthetic Lease Vehicles by the Lessees pursuant to the Base Lease, as supplemented by this Lease Annex (collectively, the "Synthetic Lease").

     2. General Agreement. (a) Each Lessee and the Lessor each intend that this Agreement constitute an operating lease for accounting purposes and a financing arrangement for tax purposes and that the relationship between the Lessor and each Lessee pursuant hereto shall always be only that of lessor and lessee, and the Lessor hereby declares, acknowledges and agrees that the tax ownership of the Synthetic Lease Vehicles rests solely with the applicable Lessee subject to the security interest granted hereunder and under the Master Collateral Agency Agreement. The Lessor and each Lessee further agree that the obligations of each such Lessee to the Lessor hereunder shall constitute debt for all federal and state income tax purposes.

     (b) It is the intention of the parties that this Agreement together with the Master Collateral Agency Agreement shall constitute a security agreement under applicable law.

     3. Synthetic Lease Commitment. Upon the execution and delivery of this Synthetic Lease, the Lessor shall, subject to the terms and conditions of the Agreement, purchase from time to time on or after the Lease Commencement Date and prior to the Lease Expiration Date, all Synthetic Lease Vehicles identified in Vehicle Orders placed by each Lessee for a purchase price equal to the Acquisition Price thereof, and simultaneously therewith, the Lessor shall under the Synthetic Lease enter into synthetic leases with the applicable Lessee with respect to such Vehicles; provided, that the aggregate Net Book Value of Synthetic Lease Vehicles leased under this Synthetic Lease, plus past due Monthly Base Rent under this Synthetic Lease, shall not on any date exceed the Maximum Lease Commitment reduced by (a) the Base Amount as of such date with respect to the Operating Lease and (b) the Base Amount as of such date with respect to the Financing Lease.

     4.   Reserved.

     5. Maximum Vehicle Lease Term. The maximum Vehicle lease term of the Synthetic Lease as it relates to each Synthetic Lease Vehicle leased hereunder shall be from the Vehicle Lease Commencement Date to the date that is twenty-four (24) months from the Vehicle Lease Commencement Date (provided, however, the maximum Vehicle lease term of the Synthetic Lease as it relates to any Synthetic Lease Vehicle titled in the state of Illinois shall be from the Vehicle Lease Commencement Date to the date that is three hundred and sixty-four (364) days from the Vehicle Lease Commencement Date; provided, further, that if on such three hundred sixty-fourth (364th) day, the Vehicle lease term for any Synthetic Lease Vehicle titled in the State of Illinois has not theretofore been terminated, and the Vehicle lease term for such Synthetic Lease Vehicle has not previously been terminated and renewed pursuant to this Paragraph 5, the Vehicle lease term as it relates to such Synthetic Lease Vehicle shall be deemed to have been terminated and renewed for an additional Vehicle lease term of up to three hundred sixty four (364) days). On the occurrence of such date for a Synthetic Lease Vehicle not previously disposed of or purchased by the applicable Lessee in accordance with the terms hereof, the Lessee shall, (a) on behalf of the Lessor, promptly dispose of such Vehicle in accordance with the terms of this Synthetic Lease and in accordance with any instructions of the Lessor for such disposition, which instructions shall not be inconsistent with the terms of this Lease, (b) in each case, provide that Disposition Proceeds be paid directly to the Master Collateral Account for the benefit of the Trustee and (c) pay to the Master Collateral Agent or the Trustee, in accordance with this Synthetic Lease, any other amounts unpaid and owing from such Lessee under the Lease in respect of such Vehicle.

     6. Lessee's Rights to Purchase Vehicles. (a) Each Lessee will have the option, exercisable with respect to any Synthetic Lease Vehicle leased by it during the Vehicle Term with respect to such Synthetic Lease Vehicle, to purchase any Synthetic Lease Vehicle leased under this Lease at the Vehicle Purchase Price, in which event such Lessee will pay the Vehicle Purchase Price to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by such Lessee plus all accrued and unpaid Monthly Base Rent and Monthly Variable Rent and any other charges, payments and amounts due and payable hereunder on such Payment Date with respect to such Vehicle through the date of such purchase. In addition, each Lessee will have the option, exercisable with respect to any Manufacturer Receivable related to a Synthetic Lease Vehicle which was leased by such Lessee under this Lease, to purchase such Manufacturer Receivable for a price equal to the amount due from the Manufacturer under such Manufacturer Receivable, in which event the Lessee will pay such amount to the Master Collateral Agent on or before the Payment Date next succeeding such purchase by the Lessee. Upon receipt of such funds by the Master Collateral Agent, the Lessor, at the request of the Lessee, shall cause title to any such Vehicle or Manufacturer Receivable, as applicable, to be transferred to the Lessee, the lien of the Master Collateral Agent in such Vehicle or Manufacturer Receivable, as applicable, will automatically be released and, with respect to a purchase of a Vehicle, the Servicer thereof shall cause the Master Collateral Agent to cause the notation of its lien to be removed from the certificate of title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and any other unpaid charges, payments and amounts) are paid by such Lessee to the Master Collateral Agent.

     (b) Each Lessee shall have the option on the Vehicle Lease Expiration Date (unless such Lessee has purchased such Vehicle pursuant to Section 6(a)) to purchase any Synthetic Lease Vehicle leased by it under this Lease for an amount equal to the Termination Value of such Vehicle on such date. Such Lessee shall pay such Termination Value plus all accrued and unpaid Monthly Base Rent, unpaid Monthly Variable Rent and any other unpaid charges, payments and amounts with respect to such Vehicle to the Master Collateral Agent on the Payment Date occurring on or immediately following the applicable Vehicle Lease Expiration Date.

     7. Program Vehicle Disposition. Subject to Sections 6 and 11 hereof, the Lessor and each Lessee agree that, with respect to Synthetic Lease Vehicles that are Program Vehicles, the Lessee shall, pursuant to Section 24.6 of the Base Lease (unless not required by such Section), deliver each Vehicle for sale at auction or return each Program Vehicle to the related Manufacturer, in each case in accordance with the applicable Manufacturer Program during the Repurchase Period for such Vehicle; provided, however, if for any reason, such Lessee fails to deliver a Program Vehicle to the applicable Manufacturer for repurchase by the Manufacturer or to an auction for sale, in each case in accordance with the applicable Manufacturer Program, during the Repurchase Period, and such Lessee does not or is not entitled to redesignate such Program Vehicle as a Non-Program Vehicle in accordance with Section 14 of the Base Lease, then such Lessee shall be obligated to pay a

Casualty Payment in respect of such Vehicle, as provided in Section 7 of the Base Lease. Each Lessee shall, with respect to Synthetic Lease Vehicles that are Program Vehicles, pay any Monthly Variable Rent accrued with respect to such Vehicle through the date of return, plus pay the equivalent of the Monthly Base Rent for the minimum holding period under the applicable Manufacturer Program for Vehicles returned before the expiration of such minimum holding period, regardless of actual usage, unless such minimum holding period is waived by the Manufacturer or such a Vehicle is a Casualty or ceased to be an Eligible Vehicle, in which case Section 7 of the Base Lease shall apply with respect to such Vehicle. All Repurchase Prices and Disposition Proceeds due from the disposition of Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited to the Master Collateral Account. The Lessor and each Lessee agree, with respect to Synthetic Lease Vehicles that are Non-Program Vehicles, that the Lessee thereof shall use commercially reasonable efforts to dispose of each Non-Program Vehicle leased by it hereunder (a) in a manner reasonably likely to maximize proceeds from such disposition and consistent with industry practice and (b) within forty-two (42) months after the date of the original dealer invoice for such Vehicle sold as a new vehicle. All Disposition Proceeds due from the disposition of Non-Program Vehicles pursuant to this Section shall be due and payable to the Lessor and shall be deposited into the Master Collateral Account.

     8. Lessor's Right to Cause Vehicles to be Sold. If any Lessee does not elect to purchase such Vehicle pursuant to Section 6 hereof, then subject to such Lessee's right, if any, to redesignate such Vehicle as a Non-Program Vehicle pursuant to Section 14 of the Base Lease and to Section 11 hereof, the Lessor shall have the right, at any time after the date fourteen (14) days prior to the expiration of the Repurchase Period for any Program Vehicle leased under this Synthetic Lease, to require that such Lessee deliver such Program Vehicle to the Manufacturer for repurchase or, as applicable, to the designated auction for sale, or exercise commercially reasonable efforts to arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value thereof, in which event such Lessee shall, prior to the expiration of such Repurchase Period, deliver such Program Vehicle to its Manufacturer or the designated auction or arrange for the sale of such Program Vehicle to a third party for a price greater than the Net Book Value (or purchase the Program Vehicle itself from the Lessor for the Vehicle Purchase Price). If a sale of the Program Vehicle is arranged by such Lessee prior to the expiration of such Repurchase Period, then such Lessee shall deliver the Program Vehicle to the purchaser thereof, the Lien of the Master Collateral Agent on the Certificate of Title of such Program Vehicle shall be released, and such Lessee shall cause to be delivered to the Lessor the funds paid for such Program Vehicle by the purchaser. If any Lessee is unable to arrange for a sale of the Program Vehicle prior to the expiration of such Repurchase Period, then such Lessee shall cease attempting to arrange for such a sale and shall return such Program Vehicle in the manner provided in Section 11(a)(y) hereof. If any Lessee shall fail to satisfy any provision of Section 11(a)(y) hereof or 11(b) hereof, then such Lessee shall purchase such vehicle by paying within five (5) days after the Vehicle Lease Expiration Date the amount of the Termination Value of such Program Vehicle immediately prior to such Vehicle Lease Expiration Date (rather than the Residual Value Payment required by
Section 8(c)), plus any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts due in respect of such Vehicle.

     (b) If the Lessee thereof does not elect to purchase a Non-Program Vehicle leased under this Synthetic Lease Pursuant to Section 6 hereof, the Lessor and the Lessee agree that the Lessee shall use commercially reasonable efforts to arrange for the sale of each such Non-Program Vehicle to a third party for the Vehicle Purchase Price with respect to such Non-Program Vehicle on or prior to the related Vehicle Synthetic Lease Expiration Date. In no event may any Non- Program Vehicle be sold pursuant to this Section 8(b) unless the funds to be paid to the Lessor with respect to such Non-Program Vehicle (net of any disposition expenses) equal or exceed the Termination Value of such Non-Program Vehicle, plus any unpaid Monthly Base Rent, unpaid Monthly Variable Rent and other unpaid charges, payments and amounts due in respect of such Vehicle. Notwithstanding the Lessee's disposition of a Synthetic Lease Vehicle which is a Non-Program Vehicle on or prior to the related Vehicle Synthetic Lease Expiration Date, the Lessee shall pay to the Lessor all accrued and unpaid Monthly Base Rent due with respect to such Non- Program Vehicle, unless such Non-Program Vehicle is a Casualty or ceases to be an Eligible Vehicle, in which event the provisions of Section 7 of the Base Lease will apply.

     (c) In the event any Vehicle is not purchased by the applicable Lessee pursuant to Section 6 hereof or sold pursuant to Section 8(a) or (b) above, then such Lessee shall return the Vehicle to the Lessor or dispose of the same in accordance with Section 11(a)(y), 11(b) or 11(c) hereof, as the case may be, on the Payment Date with respect to the Related Month in which the applicable Vehicle Lease Expiration Date falls, and with respect to returns under Section 11(a)(y), such Lessee shall pay an amount equal to the Residual Value Payment plus all accrued but unpaid Monthly Base Rent and Monthly Variable Rent and other unpaid charges, payments and amounts due and payable hereunder with respect to such Vehicle through such Payment Date. In no event may any Vehicle be sold pursuant to this Section 8 (other than pursuant to a Manufacturer Program) unless such sale complies with Section 12.2 of the Base Lease.

     9. Calculation of Rent. Rent shall be due and payable on a monthly basis as set forth in this Section 9:

               "Additional Base Rent" with respect to the Non-Program Vehicles leased hereunder, with respect to each Payment Date shall equal the amount, if any, by which (a) 100% of the aggregate Net Book Value of such Non-Program Vehicles leased under this Lease on the last day of the Related Month exceeds (b) the three (3) month rolling average of the Fair Market Value of such Non-Program Vehicles for the preceding three (3) calendar months.

               "Monthly Base Rent", with respect to each Payment Date and each Synthetic Lease Vehicle leased under the Lease on any day during the Related Month, shall be the sum of all Depreciation Charges that have accrued with respect to such Vehicle during the Related Month.

               "Monthly Variable Rent", with respect to each Payment Date and each Synthetic Lease Vehicle leased under the Lease on any day during the Related Month, shall equal the sum of (I) the product of (a) an amount equal to the sum, without double counting, of (i) the Series 1997-1 Note Interest accruing during the Series 1997-1 Interest Period occurring during such Related Month plus (ii) the Series 1997-2 Note Interest accruing during the

     Series 1997-2 Interest Period occurring during such Related Month plus
     (iii) the Series 1997-3 Note Interest accruing during the Series 1997-3 Interest Period occurring during such Related Month plus (iv) the Series 1997-4 Note Interest accruing during the Series 1997-4 Interest Period occurring during such Related Month plus (v) the note interest accruing during the Related Month with respect to any other Shared Collateral Series plus (vi) all Carrying Charges for the Related Month, and (b) the quotient obtained by dividing the Net Book Value of such Synthetic Lease Vehicle as of the last day of the Related Month by the Net Book Value of all Vehicles leased under the Lease as of the last day of the Related Month plus (II) 0.50% of the amount determined pursuant to clause (I).

               "Rent" means Monthly Base Rent plus Monthly Variable Rent plus Additional Base Rent plus Additional Synthetic Lease Payments.

     10.  Payment of Rent and Other Payments.

               (a)  Monthly Base Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor the Monthly Base Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Synthetic Lease on any day during the Related Month;

               (b) Monthly Variable Rent. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor the Monthly Variable Rents that have accrued during the Related Month with respect to all Vehicles that were leased by such Lessee under the Synthetic Lease on any day during the Related Month. On each other date on which Note Interest is due and payable under the terms of a Series 1997 Variable Funding Supplement, each Lessee shall pay to the Lessor, as Monthly Variable Rent, an amount equal to the amount of Note Interest due and payable on such date in respect of the Series 1997 Variable Funding Notes.

               (c) Additional Synthetic Lease Payments. On each Payment Date, after giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor all payments due on such Payment Date pursuant to the provisions of Sections 8 and 11 of this Annex C ("Additional Synthetic Lease Payments"); and

               (d) Additional Base Rent. After giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall pay to the Lessor an amount equal to the product of (A) the monthly Additional Base Rent that has accrued during the Related Month with respect to the Non-Program Vehicles leased under this Lease by the Lessees and (B) a fraction, the numerator of which is the Net Book Value of all Non-Program Vehicles leased by such Lessee under the Synthetic Lease and the denominator of which is the Net Book Value of all Non-Program Vehicles leased by the Lessees under this Lease; and

               (e) Certain Other Payments. After giving credit for all prepayments on account thereof pursuant to (f) below, each Lessee shall direct all Repurchase Prices and Disposition

         Proceeds payable in respect of Synthetic Lease Vehicles, to be deposited directly to the Master Collateral Account for the benefit of the Trustee. Each Servicer and each Lessee agrees that in the event that any such Servicer or any such Lessee shall receive directly any such payment, including cash, securities, obligations or other property, the Servicer or the Lessee, as the case may be, shall accept the same as the agent of the Master Collateral Agent and shall hold the same in trust on behalf of and for the benefit of the Master Collateral Agent, and shall deposit the same, by the date required for such deposit in Section 24.12 of the Base Lease, into the Master Collateral Account in the same form received, with the endorsement of the Servicer or the Lessee, as the case may be, when necessary or appropriate.

                  (f) Prepayments. On any date, a Lessee may prepay to the Lessor, in whole or in part, the Rent or other payments accrued during the Related Month with respect to any Synthetic Lease Vehicles leased by such Lessee.

         11. Return. (a) On or prior to the date that is ninety (90) days prior to the end of the Term of this Lease, each Lessee shall notify the Lessor in writing if it elects to purchase all the Synthetic Lease Vehicles leased by such Lessee at the end of the Term of this Lease pursuant to Section 6. If any Lessee does not elect to purchase all the Synthetic Lease Vehicles leased by such Lessee pursuant to the terms of Section 6, as long as no Lease Event of Default shall have occurred and be continuing, such Lessee shall, on or prior to the Lease Expiration Date (x) pay to the Master Collateral Account an amount equal to the Residual Value Payment for all such non-purchased Synthetic Lease Vehicles leased by it hereunder as of the Vehicle Lease Expiration Date for each such Vehicle plus all accrued but unpaid Monthly Base Rent and all Monthly Variable Rent payable at such time and (y) return each such Synthetic Lease Vehicle to the Lessor in accordance with the following, as applicable:

                  (1) each such Synthetic Vehicle shall:

                  (A) have an engine, transmission, differential, exhaust system (including the catalytic converter and any other pollution control equipment), brakes, and any other operating part or system or accessory which is necessary or advisable to be in an operating condition which is generally considered as "good" for a vehicle of such Vehicle's age, and/or which is necessary to enable such Vehicle to meet any motor vehicle inspection standard or environmental standard applicable to such Vehicle on its Vehicle Lease Expiration Date;

                  (B) be in a condition which would meet its next inspection as required by such applicable federal, state or local law;

                  (C) other than any condition that would reasonably be considered to be normal wear and tear or otherwise de minimis by a Manufacturer (or its authorized agent) accepting possession of a Vehicle subject to its Manufacturer Program: have no body dents, rust, corrosion, paint mismatches or special colors, or paint which is less than factory grade, dented, rusted, broken, missing chrome or trim, ripped or stained, upholstery, seats, dash, headliner, carpeting, trunk, or convertible vinyl top, missing interior trim, sprung or misaligned doors or their openings, or worn, cracked, split, broken or leaking weatherstripping, faulty window mechanisms, or broken, cracked, missing glass, mirrors or lights, faulty electronic systems, including on-board computers, processors, sensors, controls, radios, stereos, and the like, faulty heating, air conditioning or climate control systems, worn or faulty shock absorbers or other suspension or steering parts, systems or mechanisms;

                  (D) have an engine that does not burn an abnormal amount of oil for a vehicle of comparable age or mileage, and there shall be no uneven compression ratios across cylinders; no fluid leaks in the engine, transmission(s), differential(s), steering mechanism, brake system, or cooling system, faulty hoses, or faulty exhaust systems;

                  (E) have all accessories, insignia, decals, lettering or special identification, or other auxiliary equipment or markings on the body, fenders, bumpers, dash or elsewhere removed and there must be no holes left by the removal thereof;

                  (F) have tires which:

                           I. are comparable to those initially delivered with such Vehicle in design and quality;

                           II. are in accordance with the specifications of the manufacturer of the Vehicles;

                           III. are part of a matching set of four, plus spare
                  (which may be a "donut" if a "donut" spare is initially delivered with such Vehicle);

                           IV. have no less than 1/8 inch in tread remaining at its shallowest point, show an excess wear marker built in by its manufacturer; and

                           V.   have no obvious defect;

                  (G) have wheels which:

                           I. are comparable to those initially delivered with such Vehicle in design and quality;

                           II. are in accordance with the specifications of the manufacturer of the Vehicle;

                           III. are part of a matching set of four, plus spare
                  (which may be a "donut" if a "donut" spare is initially delivered with such Vehicle); and

                           IV.  have no obvious defect; and

                  (H) be in Vehicle Turn-In Condition.

         (b) Each Lessee will return each Synthetic Vehicle leased by it which is a Program Vehicle (other than Casualties and Vehicles that have ceased to be Eligible Vehicles) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at such Lessee's sole expense or to such other location designated by the Lessor, (with any additional cost of delivery in excess of what would have been incurred upon delivery to the related Manufacturer for the account of the Lessor), in each case in accordance with the requirements of Section 7 hereof.

         (c) Each Lessee will, subject to Section 6, dispose of each Non-Program Vehicle (other than Casualties and Vehicles that have ceased to be Eligible Vehicles) in accordance with the requirements of Section 8(b) hereof.

         (d) Any rebates or credits applicable to the unexpired term of any license plates for a Synthetic Lease Vehicle shall inure to the benefit of the applicable Lessee.

         (e) If any Lessee shall fail to satisfy any provision of Section 11(a) of this Annex C, then such Lessee shall purchase the outstanding Synthetic Lease Vehicles by paying within five (5) days after the end of the Term of this Agreement the aggregate of the Termination Values of all the Synthetic Lease Vehicles subject to this Lease immediately prior to the end of the Term (rather than the Residual Value Payment required by subclause (x) of Section 11(a) hereof).

         12. Net Lease. THE SYNTHETIC LEASE SHALL BE A NET LEASE, AND EACH LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of each Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of the Lessee to reject Vehicles pursuant to Section 2.2 of the Base Lease) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in, or any Lien on, title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to the Synthetic Lease by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor;
(viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of the Synthetic Lease or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the

Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. The Synthetic Lease shall be noncancelable by the Lessees and, except as expressly provided herein, each Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender the Synthetic Lease, or to any diminution or reduction of Rent payable by such Lessee hereunder. All payments by a Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, no Lessee shall seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever the Synthetic Lease shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, each Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of the Synthetic Lease as if it had not been terminated in whole or in part. All covenants and agreements of the any Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

     13. Liens. Except for Permitted Liens, each Lessee shall keep all Synthetic Lease Vehicles leased by it free of all Liens arising during the Term. Upon the Vehicle Lease Expiration Date for each Synthetic Lease Vehicle leased hereunder, the Lessor may, in its discretion, remove any such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the applicable Lessee upon demand by the Lessor. The Lessor may grant security interests in the other Master Collateral to the Master Collateral Agent, and in this Lease and the other Series 1997 VFN Collateral to the Trustee, in accordance with the Master Collateral Agency Agreement and the Indenture, and each Series 1997 Variable Funding Noteholder may grant security interests in its Series 1997 Variable Funding Notes, the Series 1997 Variable Funding Supplements and the other Assigned Collateral to certain of its creditors without the consent of any Lessee. Each Lessee acknowledges that the granting of Liens and the taking of other actions pursuant to the Indenture and the Related Documents does not interfere with the rights of the Lessee under the Synthetic Lease.

     14. Non-Disturbance. So long as each Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Synthetic Lease Vehicles will not be disturbed during the Term subject, however, to Section 8 of this Annex C and except that the Lessor, the Master Collateral Agent, and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of such Lessee's business in accordance with Section 24.2.

     15. Risks of Loss Borne by Lessees. Upon delivery of each Synthetic Lease Vehicle to the applicable Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition and all other risks and liabilities with respect to such Synthetic Lease Vehicle, however caused or occasioned, including personal injury or death and property damage, arising with respect to any Synthetic Lease Vehicle due to the manufacturer, purchase, acceptance, rejection, delivery, leasing, possession, use, inspection, registration, operation, condition, maintenance, repair or storage of such Synthetic Lease Vehicle, howsoever arising.


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